As filed with the Securities and Exchange Commission on July 20, 2012

Registration Nos. 333-182169
333-182169-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AerCap Aviation Solutions B.V.
AerCap Holdings N.V.
(Exact name of registrant as specified in its charter)

Netherlands (State or Other Jurisdiction of Incorporation or Organization)	7359 (Primary Standard Industrial Classification Code)	Not Applicable (I.R.S. Employer Identification No.)

Stationsplein 965
1117 CE Schiphol Airport
The Netherlands
+31 20 655 9655
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Tel. (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:
Paul E. Denaro Milbank, Tweed, Hadley & McCloy LLP One Chase Manhattan Plaza New York, New York 10005 (212) 530-5000	Erwin den Dikken Chief Legal Officer Stationsplein 965 1117 CE Schiphol Airport The Netherlands +31 20 655 9655

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

6.375% Senior Unsecured Notes due 2017	US$300,000,000	100%	US$300,000,000	US$34,380(2)

(1)
The notes being registered are offered (i) in exchange for 6.375% Senior Unsecured Notes due 2017 previously sold in a transaction exempt from registration under the Securities Act of 1933, as amended, and (ii) upon certain resales of the notes by broker-dealers. The prospectus in this Registration Statement may be used by a broker-dealer only in connection with resales of new notes received in exchange for old notes where the old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The registration fee has been computed based on the face value of the notes solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2)
Previously paid.

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 20, 2012

PROSPECTUS

AerCap Aviation Solutions B.V.
AerCap Holdings N.V.

Exchange Offer for
6.375% Senior Unsecured Notes due 2017 issued by AerCap Aviation Solutions B.V. and guaranteed by AerCap Holdings N.V.

        This is an offer to exchange up to $300,000,000 aggregate principal amount of 6.375% Senior Unsecured Notes due 2017 that you now hold for up to $300,000,000 aggregate principal amount of newly issued 6.375% Senior Unsecured Notes due 2017. The old notes are, and the new notes will be, fully and unconditionally guaranteed by AerCap Holdings N.V., the parent guarantor. This offer will expire at midnight, New York City time, on        , 2012, unless we extend the offer. You must tender your old notes by this deadline in order to receive the new notes. We do not currently intend to extend the expiration date.

        The exchange of outstanding old notes for new notes in the exchange offer will not constitute a taxable event for United States federal income tax purposes. The terms of the new notes to be issued in the exchange offer are substantially identical to the old notes, except that the new notes will be freely tradable and will not benefit from the registration and related rights pursuant to which we are conducting this exchange offer, including an increase in the interest rate related to defaults in our agreement to carry out this exchange offer. All untendered old notes will continue to be subject to the restrictions on transfer set forth in the old notes and in the applicable indenture.

        There is no existing public market for your old notes, and there is currently no public market for the new notes to be issued to you in the exchange offer.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available for a period of 180 days from the effective date of the registration statement for the exchange offer (or such shorter period during which broker-dealers are required by law to deliver this prospectus) to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        See "Risk Factors" beginning on page 14 for a description of the business and financial risks associated with the new notes.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2012.

        In this prospectus, unless otherwise indicated or the context otherwise requires, references to (1) "AerCap" or the "Parent Guarantor" means AerCap Holdings N.V., a public limited liability company (naamloze vennootschap or N.V.) incorporated under the laws of the Netherlands, (2) "we," "our" and "us" generally mean AerCap, together with its consolidated subsidiaries, and (3) "AerCap Aviation" or the "Issuer" means AerCap Aviation Solutions B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid or B.V.) incorporated under the laws of the Netherlands and wholly-owned direct finance subsidiary of AerCap.

        The "old notes" consisting of the 6.375% Senior Unsecured Notes due 2017 which were issued May 22, 2012 and the "new notes" consisting of the 6.375% Senior Unsecured Notes due 2017 offered pursuant to this prospectus are sometimes collectively referred to in this prospectus as the "notes."

        Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important business, financial and other information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is not included in or delivered with this prospectus.

        We will provide without charge to each person to whom a prospectus is delivered, including each beneficial owner of old notes, upon request of such person, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests should be directed to AerCap Holdings N.V., AerCap House, Stationsplein 965, 1117 CE Schipol Airport, The Netherlands, or telephoning us at +31 20 655 9655.

        IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE YOU MUST MAKE YOUR INVESTMENT DECISION. ACCORDINGLY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN MIDNIGHT, NEW YORK CITY TIME, ON                , 2012.

i

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein may contain "forward looking statements". We have based these forward looking statements largely on our current beliefs and projections about future events and financing trends affecting our business. Many important factors, in addition to those discussed in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

  •
  the availability of capital to us and to our customers and changes in interest rates;

  •
  the ability of our lessees and potential lessees to make operating lease payments to us;

  •
  our ability to successfully negotiate aircraft purchases, sales and leases, to collect outstanding amounts due and to repossess aircraft under defaulted leases, and to control costs and expenses;

  •
  decreases in the overall demand for commercial aircraft leasing and aircraft management services;

  •
  the economic condition of the global airline and cargo industry;

  •
  competitive pressures within the industry;

  •
  the negotiation of aircraft management services contracts; and

  •
  regulatory changes affecting commercial aircraft operators, aircraft maintenance, engine standards, accounting standards and taxes.

        The words "believe", "may", "aim", "estimate", "continue", "anticipate", "intend", "expect" and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus might not occur and are not guarantees of future performance.

        The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under "Risk Factors" herein and in our Annual Report on Form 20-F for the year ended December 31, 2011 filed with the SEC on March 23, 2012 (the "2011 Form 20-F"). We do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

ii

PROSPECTUS SUMMARY

        This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in or incorporated by reference in this prospectus.

 Background

        On May 22, 2012, we sold $300 million in aggregate principal amount of 6.375% Senior Unsecured Notes due 2017 in a private offering to Citigroup Global Markets Inc., UBS Securities LLC, KKR Capital Markets LLC and Credit Agricole Securities (USA) Inc. As a condition to the sale of the old notes to the initial purchasers, we entered into a registration rights agreement with Citigroup Global Markets, as representative of each of those initial purchasers, on May 22, 2012.

        We are required to conduct the exchange offer pursuant to the registration rights agreement for the purpose of allowing holders to exchange their old notes for new notes which have been registered under the Securities Act.

Our Company

        We are the world's largest independent aircraft leasing company. Aircraft leasing is a high growth sector of the growing aviation industry. We deliver an industry-leading return on assets by acquiring in-demand aircraft at attractive prices, funding them efficiently, hedging interest rate risk conservatively and using our platform to deploy those assets with the objective of delivering superior risk adjusted returns.

        We maintain one of the youngest fleets of fuel-efficient aircraft amongst our competitors. As of March 31, 2012, we owned approximately $8 billion of flight equipment. Our large, diversified and modern aircraft portfolio enables us to generate an industry-leading return on assets through recurring income from leases contracted over the long-term (more than 10 years, on average, for new aircraft). We believe that by applying our expertise through an integrated business model, we are able to identify and execute on a broad range of market opportunities that we expect will continue to generate attractive returns for our investors. We had total revenues of $1.1 billion and $257.9 million and Adjusted EBITDA of $0.9 billion and $226.9 million for the fiscal year ended December 31, 2011 and the three months ended March 31, 2012, respectively.

        We operate our business on a global basis, providing aircraft to customers in every major geographical region. The diversification of our portfolio among customers and geographical regions and the sequencing of our lease maturities enable us to effectively manage potential concentration risk. At March 31, 2012, our largest individual lessee represented 7% of our lease revenues, and our largest individual country exposure represented 10% of our lease revenues.

        As of March 31, 2012, we had the largest portfolio of any independent aircraft leasing company, with 254 owned aircraft, 40 managed aircraft, 53 new aircraft on order (including purchase rights for five Boeing 737 and the remaining 27 Boeing 737 aircraft to be delivered by American Airlines pursuant to the purchase-leaseback entered into in 2011 described elsewhere in this prospectus). All the aircraft we have on order are subject to signed lease agreements or letters of intent. As of March 31, 2012, our owned and managed aircraft were leased to over 100 customers in 50 countries and managed from our offices in the Netherlands, Ireland, the United States, Singapore, China and the United Arab Emirates. The ownership structure of our fleet enabled us to achieve a blended tax rate of 6.7% in 2011.

        We seek to maximize the returns on our investments by managing our financing costs, our aircraft lease rates, time off-lease and maintenance costs, and by carefully timing the sale of our aircraft assets. We have the infrastructure, expertise and resources to execute a large number of diverse aircraft transactions in a variety of market conditions. From January 1, 2007 to March 31, 2012, we executed over 600 aircraft purchases, leases, deliveries or sales. During this period, our weighted average owned aircraft utilization rate was 98.2%.

        Our team of dedicated marketing and asset trading professionals actively manage our portfolio through the acquisition and sale of aircraft. This has resulted in the low average age of our portfolio and an appropriate concentration of widebody and narrowbody aircraft and aircraft types. We purchase new and used aircraft directly from aircraft manufacturers, airlines, financial investors and other aircraft leasing and finance companies, often in large quantities to take advantage of volume discounts. As of March 31, 2012, the weighted average age of our owned portfolio was 5.6 years, and the proportion of our fleet comprising narrowbody aircraft was 73%.

Company Information

        Our principal executive offices are located at AerCap House, Stationsplein 965, 1117 CE Schiphol, the Netherlands, and our general telephone number is +31 20 655-9655. Our website address is www.aercap.com. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus.

        AerCap Aviation, a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid or B.V.), incorporated under the laws of the Netherlands, is a wholly-owned finance subsidiary of AerCap with no operations. AerCap Aviation is a special purpose vehicle for the purpose of raising capital and, therefore, depends on the cash flow of its parent, AerCap, to meet its obligations, including its obligation under the new notes.

The Exchange Offer

Notes Offered for Exchange	AerCap Aviation is offering up to $300 million in aggregate principal amount of its new 6.375% Senior Unsecured Notes due 2017 in exchange for an equal aggregate principal amount of its old 6.375% Senior Unsecured Notes due 2017 on a one-for-one basis and in satisfaction of our obligations under the registration rights agreement.

The new notes have substantially the same terms as the old notes you hold, except that the new notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will be freely tradable and will not benefit from the registration and related rights pursuant to which AerCap Aviation is conducting this exchange offer, including an increase in the interest rate related to defaults in our agreement to carry out this exchange offer.

The Exchange Offer

AerCap Aviation is offering to exchange $1,000 principal amount at maturity of new notes for each $1,000 principal amount at maturity of your old notes. In order to be exchanged, your old notes must be properly tendered and accepted. All old notes that are validly tendered and not withdrawn will be exchanged.

Required Representations	By tendering your old notes to AerCap Aviation, you represent that:
(i) any new notes received by you will be acquired in the ordinary course of your business;
(ii) you have no arrangement or understanding with anyone to participate in the distribution of the old notes or the new notes within the meaning of the Securities Act;
(iii) you are not an affiliate, within the meaning of Rule 501(b) of Regulation D of the Securities Act, of AerCap Aviation or AerCap;
(iv) you are not engaged in, and do not intend to engage in, the distribution of the new notes; and

(v)   if you are a broker-dealer, you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such new notes.

See "The Exchange Offer—Representations AerCap Aviation Needs From You Before You May Participate in the Exchange Offer" and "Plan of Distribution."

Those Excluded from the Exchange Offer	You may not participate in the exchange offer if you are:
• a holder of old notes in any jurisdiction in which the exchange offer is not, or your acceptance will not be, legal under the applicable securities or blue sky laws of that jurisdiction; or
• a holder of old notes who is an affiliate, within the meaning of Rule 501 (b) of Regulation D of the Securities Act, of AerCap Aviation or AerCap.
Consequences of Failure to Exchange Your Old Notes

After the exchange offer is complete, you will no longer be entitled to exchange your old notes for new notes. If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to have the restrictions on transfer contained in the old notes and in the Indenture dated as of May 22, 2012 among AerCap Aviation, as issuer, AerCap, as parent guarantor, and Wilmington Trust, National Association, as trustee (the "Indenture"). In general, your old notes may not be offered or sold unless registered under the Securities Act, unless there is an exemption from, or unless the transaction is not governed by, the Securities Act and applicable state securities laws. We have no current plans to register your old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the old notes by these holders.

Expiration Date

The exchange offer expires at midnight, New York City time, on        , 2012, the expiration date, unless AerCap Aviation extends the offer (the "Expiration Date"). AerCap Aviation does not currently intend to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer has customary conditions that may be waived by us. There is no minimum amount of old notes that must be tendered to complete the exchange offer.
Procedures for Tendering Your Old Notes

If you wish to tender your old notes for exchange in the exchange offer, you or the custodial entity through which you hold your old notes must send to Wilmington Trust, National Association ("Wilmington Trust"), the exchange agent, on or before the Expiration Date of the exchange offer:

•

a properly completed and executed letter of transmittal, which has been provided to you with this prospectus, together with your old notes and any other documentation requested by the letter of transmittal; and

• for holders who hold their positions through The Depository Trust Company ("DTC"):
• an agent's message from DTC stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer;
• your old notes by timely confirmation of book-entry transfer through DTC; and
• all other documents required by the letter of transmittal.
Holders who hold their positions through Euroclear and Clearstream, Luxembourg must adhere to the procedures described in "The Exchange Offer—Procedures for Tendering Your Old Notes."
Special Procedures for Beneficial Owners

If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf.

Guaranteed Delivery Procedures for Tendering Old Notes

If you wish to tender your old notes and the old notes are not immediately available, or time will not permit your old notes or other required documents to reach Wilmington Trust before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may tender your old notes according to the guaranteed delivery procedures set forth under "The Exchange Offer—Guaranteed Delivery Procedures."

Withdrawal Rights	You may withdraw the tender of your old notes at any time prior to midnight, New York City time, on the Expiration Date.
U.S. Tax Considerations

The exchange of old notes for new notes will not constitute a taxable event for U.S. federal income tax purposes. Rather, the new notes you receive in the exchange offer will be treated as a continuation of your investment in the old notes. For additional information regarding U.S. federal income tax considerations, you should read the discussion under "Material Netherlands and U.S. Federal Tax Considerations—Material U.S. Federal Income Tax Consequences of the Exchange."

Use of Proceeds	AerCap Aviation will not receive any proceeds from the issuance of the new notes in the exchange offer. AerCap Aviation will pay all expenses incidental to the exchange offer.

Registration Rights Agreement

When AerCap Aviation issued the old notes on May 22, 2012, it entered into a registration rights agreement with Citigroup Global Markets Inc., as representative of each of the initial purchasers of the old notes. Under the terms of the registration rights agreement, we agreed to file with the SEC and use our commercially reasonable efforts to cause to become effective by February 16, 2013, a registration statement relating to an offer to exchange the old notes for the new notes.

If AerCap Aviation does not complete the exchange offer by February 16, 2013, the interest rate borne by the old notes will be increased 0.25% per annum for the first 90 days of the registration default period (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such registration default damages continue to accrue, provided that the rate at which such registration default damages accrue may in no event exceed 1.00% per annum) until the exchange offer is completed or until the old notes are freely transferable under Rule 144 of the Securities Act. In addition, if the exchange offer registration statement ceases to be effective or usable in connection with resales of the new notes during periods specified in the registration rights agreement, the interest rate borne by the old notes and the new notes will be increased 0.25% per annum for the first 90 days of the registration default period (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such registration default damages continue to accrue, provided that the rate at which such registration default damages accrue may in no event exceed 1.00% per annum) until the registration defects are cured. Notwithstanding any other provisions of this paragraph, no additional interest shall accrue on the notes after May 22, 2014.

Resales

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, AerCap Aviation believes that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• any new notes you receive in the exchange offer will be acquired by you in the ordinary course of your business;
• you have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the old notes or the new notes; and
• you are not an affiliate, as defined in Rule 501(b) of Regulation D of the Securities Act, of AerCap Aviation or AerCap.

If you are an affiliate of AerCap Aviation or AerCap, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the new notes:

• you cannot rely on the applicable interpretations of the staff of the SEC; and
• you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker or dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities may be a statutory underwriter and must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale, or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes and must confirm that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the new notes.

Furthermore, any broker-dealer that acquired any of its old notes directly from AerCap Aviation:

•

may not rely on the applicable interpretation of the position of the staff of the SEC set forth in the Shearman & Sterling (available July 2, 1993), Morgan Stanley and Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988) no-action letters and similar no-action letters (collectively, the "Exxon Capital Letters"); and

• must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.
See "Plan of Distribution" and "The Exchange Offer—Purpose and Effect of Exchange Offer; Registration Rights."

Broker-Dealers

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such new notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the new notes and must confirm that it has not entered into any arrangement or understanding with AerCap Aviation or AerCap or any of their affiliates to distribute the new notes. We have agreed that for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Exchange Agent	Wilmington Trust is serving as the exchange agent. Its address and facsimile number are:

Wilmington Trust, National Association
c/o Wilmington Trust Company
Corporate Capital Markets
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626
Attn: Sam Hamed
Facsimile: (302) 636-4139

        Please review the information under the heading "The Exchange Offer" for more detailed information concerning the exchange offer.

The New Notes

        The summary below describes the principal terms of the new notes to be issued in exchange for the old notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the New Notes" section of the prospectus contains a more detailed description of the terms and conditions of the new notes.

Issuer	AerCap Aviation Solutions B.V.
Parent Guarantor	AerCap Holdings N.V.
New Notes Offered	$300,000,000 aggregate principal amount of 6.375% senior unsecured notes due 2017.

The terms of the new notes will be identical in all material respects to the terms of the old notes, except that the new notes have been registered and therefore will not contain transfer restrictions and will not contain the provisions for an increase in the interest rate related to defaults in the agreement to carry out this exchange offer.

Denomination	$200,000 and any integral multiple of $1,000 in excess thereof.
Maturity	May 30, 2017.
Interest Payment Dates	May 30 and November 30 of each year, commencing November 30, 2012.
Parent Guarantee

The obligations under the new notes will be fully and unconditionally guaranteed (the "Parent Guarantee"), on a senior unsecured basis, by the Parent Guarantor. See "Description of the New Notes—Brief Description of the New Notes" and "Description of the New Notes—Note Guarantees."

The new notes and the Parent Guarantee will be structurally subordinated to indebtedness and other liabilities of the Parent Guarantor's subsidiaries, to the extent of the assets of those subsidiaries.

Future Note Guarantees

The new notes will not be guaranteed by any of the subsidiaries of the Parent Guarantor on the date the new notes are initially issued. However, the new notes will be required to be guaranteed on a senior unsecured basis by all of Parent Guarantor's existing and future direct and indirect subsidiaries if any such subsidiary guarantees certain of our indebtedness (such subsidiaries "Future Guarantors"). Thereafter, under certain circumstances, such Future Guarantors may be released from their note guarantees without the consent of the holders of the new notes. See "Description of the New Notes—Note Guarantees."

Ranking	The new notes and the Parent Guarantee will be Issuer's and the Parent Guarantor's general unsecured senior indebtedness, respectively, and will:

•

rank senior in right of payment to any of the Issuer's and the Parent Guarantor's existing and future senior subordinated indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the new notes and the Parent Guarantee;

•

rank equally in right of payment to all of the Issuer's and the Parent Guarantor's existing and future indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the new notes and the Parent Guarantee;

•

be effectively junior in right of payment to all of the Issuer's and the Parent Guarantor's existing and future secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness and other obligations;

• be structurally subordinated to all existing and future indebtedness and other liabilities of the Parent Guarantor's subsidiaries (other than the Issuer); and
• not be guaranteed by any of Parent Guarantor's subsidiaries or any third party.

As of March 31, 2012, the aggregate principal amount of the Parent Guarantor and its subsidiaries' indebtedness (other than that of the Issuer) was approximately $6.2 billion, including $6.1 billion of secured debt. Under the Indenture, the Parent Guarantor and any Restricted Subsidiary may incur additional Indebtedness if the Fixed Charge Coverage Ratio for the Parent Guarantor and the Restricted Subsidiaries for the most recently ended four full fiscal quarters immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00 to 1.00, determined on a pro forma basis, as if the additional Indebtedness had been incurred at the beginning of such four-quarter period. Under this test, as of March 31, 2012, the maximum amount of additional Indebtedness that we are permitted to issue that ranks senior or equal to the new notes, assuming the interest on such additional Indebtedness accrues at a rate of 6.375% per annum, would have been approximately $3.7 billion.

The Parent Guarantor and its Restricted Subsidiaries may also incur additional indebtedness under certain specific categories of permitted debt, including Indebtedness under credit facilities not to exceed $500.0 million and an unlimited amount of Indebtedness relating to the purchase, lease, acquisition, improvement or modification of any aircraft, engines, spare parts or similar assets. See "Description of the New Notes—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

Further, with respect to any additional Indebtedness incurred in accordance with the terms described above, the Parent Guarantor cannot create, incur assume or otherwise cause or suffer to exist or become effective any lien that secures obligations under any Indebtedness of the Parent Guarantor, the Issuer or any guarantor (the "Initial Lien") of any kind upon any of its property or assets now owned or hereinafter acquired, except any Initial Lien if (i) the notes are equally and ratably secured with the obligations secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien. There are certain specific categories of liens that qualify as Permitted Liens, including liens securing obligations incurred in the ordinary course of business which obligations do not exceed $150.0 million and liens securing indebtedness relating to the purchase, lease, acquisition, improvement or modification of any aircraft, engines, spare parts or similar assets. See "Description of the New Notes—Certain Covenants—Liens."

Additional Amounts

The Issuer, the Parent Guarantor and any Future Guarantor of the new notes will make all payments in respect of the new notes or the guarantees, including principal and interest payments, without deduction or withholding for or on account of any present or future taxes or other governmental changes in the Netherlands, the United States or certain other relevant tax jurisdictions, unless it is obligated by law to deduct or withhold such taxes or governmental charges. If the Issuer, the Parent Guarantor or any Future Guarantor is obligated by law to deduct or withhold taxes or governmental charges in respect of the new notes or the guarantees, subject to certain exceptions, the Issuer, the Parent Guarantor or the relevant Future Guarantor, as applicable, will pay to the holders of the new notes additional amounts so that the net amount received by the holders after any deduction or withholding will not be less than the amount the holders would have received if those taxes or governmental charges had not been withheld or deducted.

Optional Redemption for Tax Reasons

If the Issuer becomes obligated to pay any additional amounts as a result of any change in the law of the Netherlands, the United States or certain other relevant taxing jurisdictions which becomes effective after the date on which the new notes are issued (or, on the date the relevant taxing jurisdiction became applicable, if later), the Issuer may redeem the new notes at its option in whole, but not in part, at any time at a price equal to 100% of the principal amount of the new notes, plus any accrued and unpaid interest and additional amounts to the date of redemption.

Optional Redemption

The Issuer may redeem the new notes, in whole or in part, at any time at a price equal to 100% of the aggregate principal amount of the new notes plus the applicable "make whole" premium, as described in the "Description of the New Notes—Optional Redemption," plus accrued and unpaid interest, if any, to the applicable redemption date.

Change of Control

Upon a change of control triggering event, the Issuer will be required to make an offer to purchase each holder's new notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the New Notes—Repurchase at the Option of the Holders—Change of Control Triggering Event."

Certain Covenants

The Issuer will issue the new notes under the Indenture. The Indenture contains covenants that will, among other things, limit our ability and the ability of the Parent Guarantor's restricted subsidiaries to:

• incur or guarantee additional indebtedness and issue disqualified stock or preference shares;
• sell assets;
• incur liens;
• pay dividends on or make distributions in respect of our capital stock or make other restricted payments;
• agree to any restrictions on the ability of restricted subsidiaries to transfer property or make payments to us;
• make certain investments;
• guarantee other indebtedness without guaranteeing the new notes offered hereby;
• consolidate, amalgamate, merge, sell or otherwise dispose of all or substantially all of our assets; and
• enter into transactions with our affiliates.

These limitations will be subject to a number of important qualifications and exceptions. See "Description of the New Notes—Certain Covenants." Many of these covenants will cease to apply to the new notes if, on any date following the closing date of the Issuer's issuance of the old notes, the new notes are rated investment grade by two of Fitch Ratings Inc., Moody's Investors Service, Inc. and Standard and Poor's Ratings. See "Description of the New Notes—Certain Covenants—Covenant Suspension."

No Prior Market

There is currently no established trading market for the new notes. The new notes generally will be freely transferable but will also be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the new notes. Although Citigroup Global Markets Inc., UBS Securities LLC, KKR Capital Markets LLC and Credit Agricole Securities (USA) Inc., the initial purchasers of the old notes, have informed us that they intend to make a market in the new notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, a liquid market for the new notes may not develop or be maintained. The Issuer does not intend to apply for a listing of the new notes on any securities exchange or an automated dealer quotation system.

Use of Proceeds	The Issuer will not receive any cash proceeds from the exchange offer. See "Use of Proceeds."
Risk Factors	You should carefully consider the information set forth herein under "Risk Factors" in deciding whether to purchase the new notes.

RISK FACTORS

        In addition to the other information contained or incorporated by reference in this prospectus, including the matters addressed under "Forward-Looking Statements" and the risks described under "Item 3—Risk Factors" in AerCap's 2011 Form 20-F, you should carefully consider the following risks before tendering your old notes in the exchange offer. The risks described below and incorporated by reference, any of which could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, are not the only risks we face.

Risks Relating to the New Notes

Our substantial debt could adversely affect our cash flow and prevent us from fulfilling our obligations under our existing indebtedness and the new notes.

        As of March 31, 2012, our consolidated indebtedness was $6.2 billion and represented 67% of our total assets as of that date and our interest expense (including the impact of hedging activities) was $292.5 million for the year ended December 31, 2011. Our consolidated indebtedness, as adjusted to give effect to the offering of old notes and the use of proceeds therefrom, would have been $6.3 billion as of March 31, 2012. Due to the capital intensive nature of our business and our strategy of expanding our aircraft portfolio, we expect that we will incur additional indebtedness in the future and continue to maintain high levels of indebtedness. If market conditions worsen and precipitate further declines in aircraft and aviation related markets, our operations may not generate sufficient cash to service our debt which will have a material adverse impact on us. Our high level of indebtedness:

  •
  causes a substantial portion of our cash flows from operations to be dedicated to interest and principal payments and therefore is not available to fund our operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

  •
  may impair our ability to obtain additional financing in the future;

  •
  may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

  •
  may make us more vulnerable to downturns in our business, our industry or the economy in general.

        Further, a substantial portion of our debt, including borrowings under certain of our securitizations, term financing facilities, ECA-guaranteed financings, revolving credit facilities, subordinated joint venture agreements, and other commercial bank financings, bear interest at variable rates. The interest expense we incur will vary with changes in the applicable market interest rate. As a result, to the extent we are not sufficiently hedged, changes in interest rates may increase our interest costs and may reduce the spread between the returns on our portfolio investments and the cost of our borrowings.

Despite our substantial debt, the Parent Guarantor or its subsidiaries may still be able to incur significantly more debt, which could exacerbate the risks associated with our substantial debt.

        The Parent Guarantor or its subsidiaries may be able to incur additional debt in the future. The terms of our securitizations, term financing facilities, ECA-guaranteed financings, revolving credit facilities, subordinated joint venture agreements, other commercial bank financings and the Indenture governing the notes will allow us to incur substantial amounts of additional debt, subject to certain limitations. As of March 31, 2012, we also had $319 million of borrowings available under our revolving credit facilities. We regularly consider market conditions and our ability to incur indebtedness to either refinance existing indebtedness and/or for working capital. If additional debt is added to our current debt levels, the related risks we could face would increase.

To service our debt and meet our other cash needs, we will require a significant amount of cash, which may not be available.

        Our ability to make payments on, or repay or refinance, our debt, including the new notes, and to fund planned aircraft purchases and other cash needs will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on the satisfaction of the covenants in our securitizations, term financing facilities, ECA-guaranteed financings, revolving credit facilities, subordinated joint venture agreements, and other commercial bank financings, including the Indenture governing the new notes, and other agreements we may enter into in the future. Specifically, we will need to maintain specified financial ratios and satisfy financial condition tests. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available under our term financing facilities or from other sources in an amount sufficient to pay our debt, including the new notes or to satisfy our other liquidity needs.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and aircraft purchases, or to sell assets, seek additional capital or restructure or refinance the new notes or our other indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of the Indenture governing the new notes and other existing or future debt instruments may restrict us from adopting some of these alternatives. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

The Issuer and the Parent Guarantor are dependent upon dividends from the Parent Guarantor's subsidiaries to meet their debt service obligations.

        The Parent Guarantor is a holding company and conducts all of its operations through its subsidiaries. The Issuer is a special purpose vehicle for the purpose of raising capital and, therefore, its ability to meet its debt service obligations, including its obligation under the notes, will be dependent on the cash flow of the Parent Guarantor, which is in turn dependent on receipt of dividends from its direct and indirect subsidiaries. Further, we currently generate significant cash flows from our aircraft leasing business; however, since a significant number of our owned aircraft are held through restricted cash entities (37% of the net book value of our aircraft as of December 31, 2011) including consolidated joint ventures or finance structures which borrow funds to finance or refinance the aircraft, the net cash (the cash generated after we pay the interest costs associated with the aircraft) available from our restricted cash entities is limited. Most of the net cash flow we generated in 2011 and expect to generate in 2012 from our aircraft and engine leasing businesses was, or will be, used to repay indebtedness in our restricted cash entities. The provisions of our aircraft securitization vehicles, ALS I and ALS II and Genesis Funding Limited, prohibit distributions on the subordinated notes issued pursuant to those facilities to us until such time as the senior classes of notes issued pursuant to those facilities are repaid in full. Additionally, our revolving warehouse credit facility with a syndicate of banks led by affiliates of UBS Real Estate Securities Inc., or the "warehouse facility," permits limited distributions to us by the relevant subsidiary borrower during the first two years provided specified principal payments are made. Furthermore, most of our commercial bank loans and export credit facility financings restrict the payment of dividends in the event that the borrower is in default under the applicable loan, which can include the failure to meet financial ratios or tests. As a result, the Issuer and the Parent Guarantor's liquidity and ability to meet their debt obligations may be impacted by any event of default which restricts the ability of our subsidiaries to distribute cash to the Parent Guarantor as dividends and in the form of other distributions, including in the form of interest and principal payments and the return of subordinated investments. Subject to the restrictions contained in the Indenture, future borrowings by the Parent Guarantor's subsidiaries may contain restrictions or prohibitions on the payment of dividends to the Parent Guarantor by its subsidiaries. See "Description of New Notes—Certain Covenants." In addition, applicable state corporate law may limit the ability of the Parent Guarantor's subsidiaries to pay dividends to it. We cannot assure you that the agreements governing the current and future indebtedness of the Parent Guarantor's subsidiaries, applicable laws or state regulation will permit the Parent Guarantor's subsidiaries to provide the Issuer or the Parent Guarantor with sufficient dividends, distributions or loans to fund payments of interest, premium, if any, or principal on the new notes when due.

The new notes are not guaranteed by any of the Parent Guarantor's subsidiaries. As a result, the creditors of the Parent Guarantor's subsidiaries have a prior claim, ahead of the holders of new notes, on all of the Parent Guarantor's subsidiaries' assets.

        None of the Parent Guarantor's subsidiaries will guarantee the new notes offered hereby, and as a result, creditors of the Parent Guarantor's subsidiaries, other than the Issuer, have a prior claim, ahead of the holders of new notes, on the assets of those subsidiaries. In addition, the Parent Guarantor's subsidiaries, other than the Issuer, have no obligation, contingent or otherwise, to pay amounts due under the new notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. In the event of a bankruptcy, liquidation, reorganization or other winding up of any of the Parent Guarantor's subsidiaries, holders of indebtedness and trade creditors of the Parent Guarantor's subsidiaries will generally be entitled to payment of their claims from the assets of the Parent Guarantor's subsidiaries before any assets are made available for distribution to the Issuer or the Parent Guarantor. Accordingly, there may be insufficient funds to satisfy the claims of the holders of the new notes and other senior debt. As of March 31, 2012, the Parent Guarantor's subsidiaries had $6.2 billion of indebtedness outstanding.

The Issuer may be unable to repay or repurchase the new notes at maturity.

        At maturity, the entire outstanding principal amount of the new notes, together with accrued and unpaid interest, will become due and payable. The Issuer may not have funds sufficient to fulfill these obligations or the ability to refinance these obligations. If upon the maturity date of the new notes, agreements governing our other indebtedness prohibit the Issuer from repaying the new notes, we could try to obtain waivers of such prohibitions under those agreements, or we could attempt to refinance the borrowings that contain the restrictions. In these circumstances, if we were not able to obtain such waivers or refinance these borrowings, the Issuer would be unable to repay the new notes.

The agreements governing our debt, including the new notes and our securitizations, term financing facilities, ECA-guaranteed financings, revolving credit facilities, subordinated joint venture agreements, and other commercial bank financings, contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the new notes.

        The agreements governing our debt, including our securitizations and term financing facilities impose, and the Indenture governing the new notes will impose, operating and financial restrictions on our activities. These restrictions include compliance with or maintenance of certain financial tests and ratios, including net worth covenants and the maintenance of loan to value and interest coverage ratios, and limit or prohibit our ability to, among other things:

  •
  sell assets;

  •
  incur additional indebtedness;

  •
  create liens on assets;

  •
  make investments, loans, guarantees or advances;

  •
  declare any dividends or other asset distributions other than to distribute funds paid to us out of the flow of funds under our revolving credit facility and certain of our other credit facilities;

  •
  make certain acquisitions;

  •
  consolidate, amalgamate, merge, sell or otherwise dispose of certain assets;

  •
  enter into transactions with our affiliates;

  •
  engage in mergers or consolidations;

  •
  change the business conducted by the borrowers and their respective subsidiaries;

  •
  make specified capital expenditures, other than those related to the purchase, maintenance or conversion of assets financed with proceeds from our revolving credit facility;

  •
  own, operate or lease assets financed with proceeds from our revolving credit facility and certain of our other credit facilities; and

  •
  enter into a securitization transaction unless certain conditions are met.

        These restrictions could seriously harm our ability to operate our business by, among other things, limiting our ability to take advantage of financing, amalgamation, merger and acquisition and other corporate opportunities.

        Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements would result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit debt holders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt and to terminate any commitments to lend. Under these circumstances, we may have insufficient funds or other resources to satisfy all our obligations, including the Issuer's obligations under the new notes and the Parent Guarantor's obligations under the Parent Guarantee. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions may significantly impair our ability to obtain other financing.

The repayment of the new notes effectively will be subordinated to substantially all of our existing and future secured debt.

        The new notes and the Parent Guarantee will be unsecured obligations of the Issuer and the Parent Guarantor, respectively. The new notes and the Parent Guarantee, and any other unsecured debt securities issued by the Issuer, will effectively be junior in right of payment to all of the secured indebtedness of the Issuer and the Parent Guarantor. In the event of the Parent Guarantor's bankruptcy, or the bankruptcy of the Issuer, our subsidiaries or special purpose vehicles, holders of any secured indebtedness of ours will have claims that are prior to the claims of any noteholder with respect to the value of the assets securing our other indebtedness. We have pledged all of our aircraft to certain of our creditors and we expect to continue to finance the purchase of additional aircraft with secured indebtedness. As of March 31, 2012, we had $6.2 billion of indebtedness outstanding, of which $6.1 billion was secured.

        If we defaulted on our obligations under any of our secured debt, our secured lenders could proceed against the collateral granted to them to secure that indebtedness. If any secured indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness or our other indebtedness, including the new notes and the Parent Guarantee. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing such secured indebtedness before the holders of the new notes will be entitled to receive any payment with respect thereto. As a result, the holders of the new notes may recover proportionally less than the holders of secured indebtedness.

Unrestricted subsidiaries generally will not be subject to any of the covenants in the Indenture governing the new notes and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

        Subject to compliance with the restrictive covenants contained in the Indenture governing the new notes, the Issuer will be permitted to designate certain of the Parent Guarantor's subsidiaries as unrestricted subsidiaries. If the Issuer designates a subsidiary as an unrestricted subsidiary for purposes of the Indenture governing the new notes, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. Unrestricted subsidiaries will generally not be subject to the covenants under the Indenture governing the new notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the new notes.

Your ability to transfer the new notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the new notes.

        There is no established trading market for the new notes and we do not intend to have the new notes listed on a securities exchange. Citigroup Global Markets Inc., UBS Securities LLC, KKR Capital Markets LLC and Credit Agricole Securities (USA) Inc., the initial purchasers of the old notes, have advised us that they presently intend to make a market in the new notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the new notes, and they may discontinue their market-making activities at any time without notice. The liquidity of any market for the new notes will depend upon the number of holders of the new notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors.

        Therefore, we cannot assure you that an active trading market for the notes will develop or, if developed, that it will continue. We cannot assure you that the trading market, if any, for the new notes will be free from disruptions that may adversely affect the prices at which you may sell your new notes.

If an active trading market for the new notes does develop, changes in our credit ratings or the debt markets could adversely affect the market prices of the new notes.

        If an active trading market for the new notes does develop, the market price for the new notes will depend on many factors, including:

  •
  the Parent Guarantor's credit ratings with major credit rating agencies;

  •
  the number of potential buyers and level of liquidity of the new notes;

  •
  the prevailing interest rates being paid by other companies similar to us;

  •
  our results of operations, financial condition, liquidity and future prospects;

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  the time remaining until the new notes mature; and

  •
  the overall condition of the economy and the financial markets and the industry in which we operate.

        The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations could have an adverse effect on the market prices of the new notes.

        Credit rating agencies also continually review their ratings for debt securities of companies that they follow, including us. Negative changes in our ratings, or in our outlook, would likely have an adverse effect on the market prices of the new notes. One of the effects of any credit rating downgrade would be to increase our costs of borrowing in the future.

The Issuer may not be able to repurchase the new notes upon a change of control triggering event.

        Upon the occurrence of a change of control triggering event, as defined in "Description of the New Notes—Certain Definitions", each holder of new notes will have the right to require the Issuer to repurchase all or any part of such holder's new notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a change of control triggering event, we cannot assure you that the Issuer would have sufficient financial resources available to satisfy its obligations to repurchase the new notes. The Issuer's failure to repurchase the new notes as required under the Indenture governing the new notes would result in a default under the Indenture, which could result in defaults under the instruments governing our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the new notes. See "Description of the New Notes—Repurchase at the Option of Holders—Change of Control Triggering Event."

Holders of the new notes may not be able to determine when a change of control giving rise to their right to have the new notes repurchased has occurred following a sale of "substantially all" of our assets.

        A change of control triggering event, as defined in the Indenture governing the new notes, will require the Issuer to make an offer to repurchase all of the outstanding new notes. One of the circumstances under which a change of control, which is a condition to a change of control triggering event, may occur is upon the sale or disposition of "all or substantially all" of the Parent Guarantor and its restricted subsidiaries' assets. There is no precise established definition of the phrase "substantially all" under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of new notes to require the Issuer to repurchase its new notes as a result of a sale of less than all the Parent Guarantor and its restricted subsidiaries' assets to another person may be uncertain.

We are exploring strategic alternatives that could adversely affect an investment in the new notes if you are unable to or choose not to exercise the option to cause us to repurchase your new notes.

        Our Board of Directors has decided to explore a range of strategic alternatives that include continued execution of our operating strategies in which we actively manage our portfolio through the acquisition and sale of aircraft, in addition to possible further share repurchases, aircraft portfolio sales, or a sale or merger of the company. We may determine not to complete any transaction as a result of such exploration and we may be unsuccessful in implementing any particular strategic alternative. Any such alternatives may also not yield the expected results, and could have a material adverse effect on our business, financial condition and results of operations.

        The terms of the new notes provide holders of new notes with the option to cause us to repurchase the new notes at 101% of par value plus accrued and unpaid interest upon a change of control triggering event. A change of control triggering event, requires, in part, that the then rating of the new notes be lowered or withdrawn within 60 days after a change of control transaction. In the event that the strategic alternative that is implemented is a sale of the Parent Guarantor, unless the new notes are downgraded, you will not be able to cause the Issuer to repurchase your new notes. If you are unable to cause a repurchase or choose not to cause the Company to repurchase your new notes, the successor company will likely have different operating goals for the Issuer, which could adversely affect the value of the new notes. In addition, in the event of a sale, it is likely that the Parent Guarantor's shares will no longer be listed on the New York Stock Exchange and that the Parent Guarantor will no longer be a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). Although we are required to provide information under the terms of the Indenture, such information may not be as complete as would be available if the Parent Guarantor continued to be a reporting company and you will have no recourse under any of the liability provisions of the U.S. securities laws for material omissions or misstatements in disclosures provided to you at the time we are no longer a reporting company.

Credit ratings on the new notes may not reflect all risks.

        One or more credit rating agencies are expected to assign credit ratings to the new notes. Any such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above or incorporated by reference herein and other factors that may affect the value of the new notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Federal and state fraudulent transfer laws may permit a court to void the new notes and the Parent Guarantee, subordinate claims in respect of the new notes and require noteholders to return payments received and, if that occurs, you may not receive any payments on the new notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the new notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the new notes could be voided as a fraudulent transfer or conveyance if (1) we issued the new notes with the intent of hindering, delaying or defrauding creditors or (2) we received less than reasonably equivalent value or fair consideration in return for issuing the new notes and, in the case of (2) only, one of the following is also true at the time thereof:

  •
  the Parent Guarantor or the Issuer were insolvent or rendered insolvent by reason of the issuance of the new notes;

  •
  the issuance of the new notes left the Parent Guarantor or the Issuer with an unreasonably small amount of capital to carry on business; or

  •
  the Parent Guarantor or the Issuer intended to, or believed that the Parent Guarantor or the Issuer would, incur debts beyond their ability to pay such debts as they mature.

        Claims described under subparagraph (1) above are generally described as intentional fraudulent conveyances, while those under subparagraph (2) above are constructive fraudulent conveyances. A court would likely find that we did not receive reasonably equivalent value or fair consideration for the new notes if we did not substantially benefit directly or indirectly from the issuance of the new notes. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or antecedent debt is secured or satisfied. To the extent that the fraudulent conveyance analysis turns on insolvency, as with a constructive fraudulent conveyance, the insolvency determination is an intensely factual one, which is supposed to be conducted based on current conditions rather than with the benefit of hindsight. Generally an entity would be considered insolvent if, at the time it incurred indebtedness, insolvency was present based on one of three alternative tests described above. For purposes of evaluating solvency under the first of these tests, a court would evaluate whether the sum of an entity's debts, including contingent liabilities in light of the probabilities of their incurrence, was greater than the fair saleable value of all its assets.

        If a court were to find that the issuance of the new notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the new notes or subordinate the new notes to presently existing and future indebtedness of ours, or require the holders of the new notes to repay any amounts received with respect to such new notes. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the new notes.

The new notes and the Parent Guarantee may be voidable under Dutch fraudulent conveyance rules.

        Dutch law contains specific provisions dealing with fraudulent transfer or conveyance both in and outside of bankruptcy: the so-called actio pauliana provisions. The actio pauliana protects creditors against acts which are prejudicial to them. A legal act performed by a debtor (including, without limitation, an agreement pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having similar effect) can be challenged in or outside bankruptcy of the relevant debtor and may be nullified by the liquidator in bankruptcy (curator) of the relevant debtor or by any of the creditors of the relevant debtor outside bankruptcy, if: (i) the debtor performed such acts without a pre-existing legal obligation to do so (onverplicht); (ii) the creditor concerned or, in the case of the debtor's bankruptcy, any creditor, was prejudiced as a consequence of the act; and (iii) at the time the act was performed both the debtor and the counterparty to the transaction knew or should have known that one or more of its creditors (existing or future) would be prejudiced, unless the act was entered into for no consideration (om niet) in which case such knowledge of the counterparty is not necessary for a successful challenge on grounds of fraudulent transfer or conveyance. For certain types of transactions that are entered into within one year before (a) the declaration of the bankruptcy or (b) the moment the transaction is challenged by a creditor, a debtor is legally presumed to have knowledge of the fact that a legal act will prejudice its creditors (subject to evidence of the contrary). In addition, the liquidator in bankruptcy of a debtor may nullify that debtor's performance of any due and payable obligation if (i) at the time of such performance the payee (hij die betaling ontving) knew that a request for bankruptcy of that debtor had been filed, or (ii) the performance of the obligation was the result of a consultation between the debtor and the payee with a view to give preference to the latter over the debtor's other creditors. If a Dutch court finds that the issuance of the new notes or the granting of the Parent Guarantee or any other transaction entered into by the Issuer and the Parent Guarantor at any time in connection with the issuance of the new notes or the granting of the Parent Guarantee involves a fraudulent conveyance that does not qualify for any valid defense under Dutch law, then the issuance of the new notes or the granting of the Parent Guarantee or any such other transaction entered into by the Issuer and the Parent Guarantor at any time in connection with the issuance of the new notes or the granting of the Parent Guarantee will be nullified. As a result of a successful challenge, holders of the new notes may not enjoy the benefit of the new notes or the Parent Guarantee and may only have an unsecured non-preferential claim for repayment of the principal amount of the new notes against the Issuer and the value of any consideration that holders of the new notes received with respect to the new notes or the Parent Guarantee could also be limited. In addition, under such circumstances, holders of the new notes might be held liable for any damages incurred by prejudiced creditors of the Issuer or the Parent Guarantor as a result of the fraudulent conveyance.

Dutch corporate benefit laws may adversely affect the validity and enforceability of the new notes and the Parent Guarantee.

        If a Dutch company, such as the Issuer and the Parent Guarantor, enters into a transaction (such as the granting of a guarantee), the relevant transaction may be nullified by the Dutch company or its liquidator in bankruptcy and, as a consequence, may not be valid, binding and enforceable against it, if that transaction is not in the company's corporate interest and the other party to the transaction knew or should have known this without independent investigation. In determining whether the granting of a guarantee or the giving of security is in the interest of the relevant company, a Dutch court would not only consider the text of the objects clause in the articles of association of the company but all relevant circumstances, including whether the company derives certain commercial benefits from the transaction in respect of which the guarantee was granted and any indirect benefit derived by the relevant Dutch company as a consequence of the interdependence of it with the group of companies to which it belongs and whether or not the subsistence of the relevant Dutch company is put at risk by conducting such transaction. The mere fact that a certain legal act (rechtshandeling) is explicitly mentioned in the objects clause in the articles of association of the company, is not conclusive evidence that such legal act is in its corporate interest.

        If the Parent Guarantee or any other guarantee of the new notes were held to be unenforceable it could adversely affect the ability of the holders of new notes to collect any amounts owned to the holders of new notes.

Insolvency laws of the Netherlands may preclude holders of the new notes from recovering payments due on the new notes.

        The Issuer and the Parent Guarantor are incorporated under the laws of the Netherlands and have their statutory seat (statutaire zetel) in the Netherlands, and are likely to have their center of main interests (within the meaning of the EU Insolvency Regulation) in the Netherlands. Consequently, the main insolvency proceedings in respect of the Issuer and the Parent Guarantor would likely be initiated in the Netherlands while secondary proceedings could be initiated in one or more EU jurisdictions (with the exception of Denmark) in which the Issuer and the Parent Guarantor, as the case may be, have an establishment. Dutch insolvency laws may make it difficult or impossible to effect a restructuring which may limit the ability of the holders of the new notes to enforce their rights under the new notes or the Parent Guarantee. For more information, see "Plan of Distribution—Notice to Prospective Investors in the Netherlands."

U.S. investors in the new notes may have difficulties enforcing certain civil liabilities.

        The Parent Guarantor is a public limited liability company (naamloze vennootschap or N.V.) incorporated under the laws of the Netherlands and the Issuer is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid or B.V.) incorporated under the laws of the Netherlands. A significant portion of the Issuer's assets and operations are located, and a significant portion of our revenues are derived, outside the United States. In addition, some of the Parent Guarantor's directors are non-residents of the United States, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, investors may be unable to effect service of process within the United States upon such persons, or to enforce judgments against them obtained in the United States courts, including judgments predicated upon the civil liability provisions of the United States federal and state securities laws. Furthermore, there is no enforcement treaty between the Netherlands and the United States providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a judgment rendered by any federal or state court in the United States in such matters cannot automatically be enforced in the Netherlands. An application will have to be made to the competent Dutch Court in order to obtain a judgment that can be enforced in the Netherlands. For more information, see "Dutch Law Considerations—Enforcement of Civil Liability Judgments under Dutch Law."

As a foreign private issuer, the Parent Guarantor is permitted to file less information with the SEC than a company incorporated in the United States. Accordingly, there may be less publicly available information concerning us than there is for companies incorporated in the United States.

        As a foreign private issuer, the Parent Guarantor is exempt from certain rules under the Exchange Act, which impose disclosure requirements, as well as procedural requirements, for proxy solicitations under Section 14 of the Exchange Act. Moreover, the Parent Guarantor is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, nor is the Parent Guarantor generally required to comply with the SEC's Regulation FD, which restricts the selective disclosure of material non-public information. Accordingly, there may be less information publicly available concerning us than there is for U.S. public companies.

If the new notes are rated investment grade on by any two of Fitch, Inc., Moody's Investors Service, Inc. and Standard and Poor's Ratings, certain covenants contained in the Indenture will no longer be applicable to the new notes, and the holders of the new notes will lose the protection of these covenants.

        The Indenture contains certain covenants that will no longer be applicable to the new notes if the new notes are rated investment grade by any two of Fitch, Inc., Moody's Investors Service, Inc. and Standard and Poor's Ratings and no default or event of default has occurred. See "Description of the New Notes—Certain Covenants—Covenant Suspension." These covenants restrict, among other things, our ability to pay dividends, incur additional debt and enter into certain types of transactions. Because we would not be subject to these restrictions if the new notes are rated investment grade by the rating agencies, we would be able to make dividends and distributions, incur substantial additional debt and enter into certain types of transactions. During any such suspension period the new notes will lose the protection of these covenants and they will only be reinstated if the new notes are no longer rated investment grade, either as a result of a rating withdrawal or downgrade by one of the two rating agencies or as a result of the Issuer entering into an agreement to effect a transaction that would result in a Change of Control Triggering Event that the rating agencies indicate would result in a withdrawal of investment grade rating or a downgrade.

Risks Relating to Participation in the Exchange Offer

If you do not elect to exchange your old notes for new notes, you will hold securities that are not registered and that contain restrictions on transfer.

        The old notes that are not tendered and exchanged will remain restricted securities. If the exchange offer is completed, we will not be required to register any remaining old notes, except in the very limited circumstances described in the registration rights agreement for the old notes. That means that if you wish to offer, sell, pledge or otherwise transfer your old notes at some future time, they may be offered, sold, pledged or transferred only if an exemption from registration under the Securities Act is available or, outside of the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act. Any remaining old notes will continue to bear a legend restricting transfer in the absence of registration or an exemption from registration.

        To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

You must comply with the exchange offer procedures in order to receive freely tradeable, new notes.

        Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC, New York, New York as a depository, including an agent's message if the tendering holder does not deliver a letter of transmittal;

  •
  a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal; and

  •
  any other documents required by the letter of transmittal.

        Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but that we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer—Procedures for Tendering Old Notes" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

 USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the new notes in this exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled. We will pay all expenses in connection with the exchange offer.

 RATIO OF EARNINGS TO FIXED CHARGES

        For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, income of investments accounted for under the equity method and non-controlling interests plus amortization of capitalized interest and fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (whether expensed or capitalized), amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest. The following table sets forth AerCap's ratio of earnings to fixed charges for each of the periods indicated.

AerCap Holdings N.V. and Subsidiaries

	Year Ended December 31,					Three Months Ended March 31,
	2007	2008	2009	2010	2011	2011	2012
Ratio of earnings to fixed charges	1.76x	1.56x	2.65x	2.04x	1.77x	2.27x	2.02x

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following tables set forth our summary historical consolidated financial and operating data for the periods ended and as of the dates indicated below.

        The summary consolidated statements of income data presented below for 2009, 2010 and 2011 and the balance sheet data as of December 31, 2010 and 2011 have been derived from our audited consolidated financial statements included in our 2011 Form 20-F and incorporated by reference into this prospectus. The summary consolidated statements of income data for 2007 and 2008 and the balance sheet data as of December 31, 2007, 2008 and 2009 have been derived from our audited consolidated financial statements. Due to certain reclassifications in our 2011 financial statements as a result of our sale of AeroTurbine, Inc. and the presentation of our sales on a "net gain (loss) on sale of assets" basis, the financial information for 2007 and 2008 can not be reconciled directly to our 2008 financial statements but only to footnote 1 of the financial statements included in the 2011 Form 20-F. The summary consolidated statements of income for the three months ended March 31, 2011 and 2012 have been derived from our unaudited condensed consolidated financial statements included in our quarterly report furnished on Form 6-K on May 8, 2012 (the "Q1 Form 6-K") and incorporated by reference into this prospectus. You should also read our historical financial statements and related notes and the section entitled "Operating and Financial Review and Prospects," in the 2011 Form 20-F, and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Q1 Form 6-K.

	Year ended December 31,					Three Months ended March 31,
	2007(1)(2)	2008(1)(2)	2009(1)(2)	2010(1)(2)(4)	2011	2011(1)(2)	2012
	(U.S. dollars in thousands, except share amounts)
Income Statement Data
Revenues
Lease revenue	$495,340	$541,455	$581,134	$902,320	$1,050,536	$257,242	$252,738
Net gain (loss) on sale of assets	103,455	77,107	40,243	36,204	9,284	(1,315)	(219)
Management fee revenue	14,343	11,749	12,964	12,975	19,059	5,148	4,530
Interest revenue	28,595	18,018	9,459	3,913	2,761	580	622
Other revenue	20,079	4,113	3,692	3,866	12,283	2,456	229

Total revenues	661,812	652,442	647,492	959,278	1,093,923	264,111	257,900
Expenses
Depreciation	129,294	154,130	194,161	307,706	361,210	90,425	89,028
Asset impairment	—	5,282	18,833	10,905	15,594	7,749	—
Interest on debt	227,765	208,914	86,193	233,985	292,486	58,701	63,967
Other expenses	33,941	59,843	68,067	67,829	73,836	14,108	20,999
Selling, general and administrative expenses(3)	79,598	85,630	76,628	80,627	120,746	16,834	16,328

Total expenses	470,598	513,799	443,882	701,052	863,872	187,817	190,322

Income from continuing operations before income taxes and income of investments accounted for under the equity method	191,214	138,643	203,610	258,226	230,051	76,294	67,578
Provision for income taxes	(17,080)	833	(953)	(22,194)	(15,460)	(5,773)	(5,878)
Net income of investments accounted for under the equity method	—	—	983	3,713	10,904	2,654	2,737

Net income from continuing operations	174,134	139,476	203,640	239,745	225,495	73,175	64,437
Income (loss) from discontinued operations (AeroTurbine, Inc., including loss on disposal), net of tax	13,164	1,447	2,731	(3,199)	(52,745)	(646)	—
Bargain purchase gain ("Amalgamation gain"), net of transaction expenses	—	—	—	274	—	—	—

Net income	$187,298	$140,923	$206,371	$236,820	$172,750	$72,529	$64,437
Net loss (income) attributable to non-controlling interest, net of tax	1,155	10,883	(41,205)	(29,247)	(526)	(440)	573
Net income attributable to AerCap Holdings N.V.	$188,453	$151,806	$165,166	$207,573	$172,224	$72,089	$65,010

Total earnings per share, basic and diluted	$2.22	$1.79	$1.94	$1.81	$1.17	$0.48	$0.46
Earnings (loss) per share from discontinued operations, basic and diluted	$0.15	$0.02	$0.03	$(0.03)	$(0.36)	—	—

Earnings per share from continued operations attributable to AerCap Holdings N.V., basic and diluted	$2.07	$1.77	$1.91	$1.84	$1.53	$0.48	$0.46
Weighted average shares outstanding, basic and diluted	85,036,957	85,036,957	85,036,957	114,952,639	146,587,752	149,232,426	139,899,444

	As of December 31,					As of March 31,
	2007	2008	2009	2010	2011	2011	2012
	(U.S. dollars in thousands)
Balance Sheet Data
Assets
Cash and cash equivalents	$241,736	$193,563	$182,617	$404,450	$411,081	$322,450	$424,694
Restricted cash	95,072	113,397	140,746	222,464	237,325	210,134	303,652

Cash and cash equivalents including restricted cash	336,808	306,960	323,363	626,914	648,406	532,584	728,346
Flight equipment held for operating leases, net	3,050,160	3,989,629	5,230,437	8,061,260	7,895,874	8,366,553	7,974,747
Notes receivable, net of provisions	184,820	134,067	138,488	15,497	5,200	18,153	4,282
Prepayments on flight equipment	247,839	448,945	527,666	199,417	95,619	130,784	102,741
Other assets	574,600	531,225	549,547	697,519	462,533	740,981	445,783

Total assets	$4,394,227	$5,410,826	$6,769,501	$9,600,607	$9,107,632	$9,789,055	$9,255,899

Debt	2,892,744	3,790,487	4,846,664	6,566,163	6,111,165	6,731,055	6,176,754
Other liabilities	520,328	494,284	509,505	817,047	713,150	765,319	730,679

Total liabilities	3,413,072	4,284,771	5,356,169	7,383,210	6,824,315	7,496,374	6,907,433
AerCap Holdings N.V. shareholders' equity	950,373	1,109,037	1,258,009	2,211,350	2,277,236	2,286,194	2,342,958
Non-controlling interest	30,782	17,018	155,323	6,047	6,081	6,487	5,508

Total equity	981,155	1,126,055	1,413,332	2,217,397	2,283,317	2,292,681	2,348,466

Total liabilities and equity	$4,394,227	$5,410,826	$6,769,501	$9,600,607	$9,107,632	$9,789,055	$9,255,899

(1)
As a result of the sale of AeroTurbine, Inc. and based on ASC 205-20, which governs financial statements for discontinued operations, the results of AeroTurbine, Inc. have been reclassified to discontinued operations.

(2)
Certain reclassifications have been made to prior years' consolidated income statements to reflect the current year presentation. See footnote 1 in the financial statements included in the 2011 Form 20-F incorporated by reference in this prospectus.

(3)
Includes share based compensation of $10.7 million ($9.4 million, net of tax), $6.6 million ($5.8 million, net of tax), $3.0 million ($2.6 million, net of tax), $2.9 million ($2.5 million, net of tax) and $6.2 million ($5.4 million, net of tax) in the years ended December 31, 2007, 2008, 2009, 2010 and 2011 respectively.

(4)
Includes the results of Genesis Lease Limited for the period from March 25, 2010 (date of acquisition) to December 31, 2010.

 THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer; Registration Rights

        We sold the old notes to Citigroup Global Markets Inc., UBS Securities LLC, KKR Capital Markets LLC and Credit Agricole Securities (USA) Inc. as initial purchasers in a private offering on May 22, 2012 pursuant to a purchase agreement. These initial purchasers subsequently sold the old notes to qualified institutional buyers under Rule 144A under the Securities Act. As a condition to the sale of the old notes to the initial purchasers, we entered into a registration rights agreement with Citigroup Global Markets Inc., as representative of each of those initial purchasers, on May 22, 2012.

        The registration rights agreement requires us to file a registration statement under the Securities Act offering to exchange your old notes for new notes. Accordingly, we are offering you the opportunity to exchange your old notes for the same principal amount of new notes. The new notes will be registered and issued without a restrictive legend. The registration rights agreement also requires us to use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC and to complete the exchange offer by February 16, 2013. In the event that we are unable to satisfy these requirements, holders of the old notes would be entitled to additional interest on the old notes at a rate equal to 0.25% per annum for the first 90 days of the registration default period (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such registration default damages continue to accrue, provided that the rate at which such registration default damages accrue may in no event exceed 1.00% per annum) until the exchange offer is completed or the old notes are freely transferable under Rule 144 of the Securities Act. In addition, if the exchange offer registration statement ceases to be effective or usable in connection with resales of the new notes during periods specified in the registration rights agreement, the interest rate borne by the old notes and the new notes will be increased 0.25% per annum for the first 90 days of the registration default period (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such registration default damages continue to accrue, provided that the rate at which such registration default damages accrue may in no event exceed 1.00% per annum) until the registration defects are cured. Notwithstanding any other provisions of this paragraph, no additional interest shall accrue on the notes after May 22, 2014.

        Under some circumstances set forth in the registration rights agreement, holders of old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by these holders. If such shelf registration statement ceases to be effective or usable in connection with resales of the new notes during periods specified in the registration rights agreement, the interest rate borne by the old notes and the new notes will be increased 0.25% per annum for the first 90 days of the registration default period (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such registration default damages continue to accrue, provided that the rate at which such registration default damages accrue may in no event exceed 1.00% per annum) until the registration defects are cured, provided that no additional interest shall accrue on the notes after May 22, 2014.

        A copy of the registration rights agreement is incorporated by reference into this prospectus. You are strongly encouraged to read the entire text of the agreement, as it, and not this description defines your rights. Except as discussed below, we will have no further obligation to register your old notes upon the completion of the exchange offer.

        We believe that the new notes issued to you in this exchange offer may be offered for resale, sold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act, only if you are able to make these four representations:

  •
  you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

  •
  you have no arrangement or understanding with anyone to participate in the distribution of the old notes or the new notes within the meaning of the Securities Act;

  •
  you are not an affiliate of AerCap Aviation or AerCap; and

  •
  you are not engaged in, and do not intend to engage in, the distribution of the new notes.

        Our belief is based upon existing interpretations by the SEC's staff contained in several "no-action" letters to third parties unrelated to us. If you tender your old notes in the exchange offer for the purpose of participating in a distribution of new notes, you cannot rely on these interpretations by the SEC's staff and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these broker-dealers cannot use this prospectus for the exchange offer in connection with a resale of the new notes and, absent an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes. These broker-dealers cannot rely on the position of the SEC's staff set forth in the Exxon Capital Letters.

        A broker-dealer that has bought old notes for market-making or other trading activities must deliver a prospectus in order to resell any new notes it receives for its own account in the exchange offer. The SEC has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes by delivering the prospectus contained in the registration statement for the exchange offer. Accordingly, this prospectus may be used by such a broker-dealer to resell any of its new notes. We have agreed in the registration rights agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire included in the letter of transmittal accompanying the prospectus for a period of up to 180 days after the effective date of the registration statement for the exchange offer (or such shorter period during which broker-dealers are required by law to deliver this prospectus). Unless you are required to do so because you are such a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of new notes.

        We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

        You may suffer adverse consequences if you fail to exchange your old notes. Following the completion of the exchange offer, except as set forth below and in the registration rights agreement, you will not have any further registration rights and your old notes will continue to be subject to certain restrictions on transfer. Accordingly, if you do not participate in the exchange offer, your ability to sell your old notes could be adversely affected.

        Under the registration rights agreement, we are required to file a shelf registration statement with the SEC to cover resales of the old notes or the new notes by holders if (i) any change of law or applicable SEC interpretations thereof result in any holder other than Restricted Holders (as defined in the Registration Rights Agreement) not receiving freely tradeable new notes in the exchange offer, (ii) the exchange offer is not consummated on or before February 16, 2013, (iii) any initial purchaser so requests with respect to old notes not eligible to be exchanged for new notes in the exchange offer, (iv) any holder (other than the initial purchaser) notifies us prior to the 20th business day following the completion of the exchange offer that (A) it is prohibited by applicable law or SEC policy from participating in the exchange offer, (B) it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the registration statement for the exchange offer is not appropriate or available for such resales, or (C) it is a broker-dealer and owns notes acquired directly from us or from an affiliate of ours or, (v) in the case of any initial purchaser that participates in the exchange offer or otherwise acquires new notes under the registration rights agreement, such initial purchaser does not receive freely tradeable new notes on the date of exchange.

        If we are obligated to file a shelf registration statement, we will be required to use commercially reasonable efforts to keep such shelf registration statement effective for up to two years after it is declared effective.

Representations We Need From You Before You May Participate in the Exchange Offer

        We need representations from you before you can participate in the exchange offer.

        These representations are that:

  •
  any new notes received by you will be acquired in the ordinary course of your business;

  •
  you have no arrangement or understanding with anyone to participate in the distribution of the old notes or the new notes within the meaning of the Securities Act;

  •
  you are not an affiliate, within the meaning in Rule 501(b) of Regulation D of the Securities Act, of AerCap Aviation or AerCap;

  •
  you are not engaged in, and do not intend to engage in, the distribution of the new notes; and

  •
  if you are a broker-dealer, you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such new notes.

Terms of the Exchange Offer

        We will accept any validly tendered old notes that are not withdrawn prior to midnight, New York City time, on the Expiration Date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of your old notes tendered. Holders may tender some or all of their old notes in the exchange offer.

        The form and terms of the new notes will be substantially the same as the form and terms of your old notes except that:

  •
  interest on the new notes will accrete or accrue, as the case may be, from the last interest payment date on which interest accreted or was paid on your old notes, or, if no interest has accreted or been paid on the old notes, from the date of the original issuance of your old notes;

  •
  the new notes have been registered under the Securities Act and will not bear a legend restricting their transfer; and

  •
  the new notes will not benefit from the registration and related rights pursuant to which we are conducting this exchange offer, including an increase in the interest rate related to defaults in our agreement to carry out this exchange offer.

        This prospectus and the documents you received with this prospectus are being sent to you and to others believed to have beneficial interests in the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

        We will have accepted your validly tendered old notes when we have given written notice to Wilmington Trust. Wilmington Trust will act as agent for the purpose of receiving the old notes. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events or otherwise, certificates sent to Wilmington Trust will be returned, without expense, promptly after the Expiration Date to you, unless you request in the letter of transmittal that the old notes be sent to someone else.

        You will not be required to pay brokerage commissions, fees or transfer taxes in the exchange of your old notes. We will pay all charges and expenses in connection with the exchange offer except for any taxes you may incur in effecting the transfer of your old notes or new notes to some other person, or if a transfer tax is imposed for any reason other than the exchange of notes pursuant to the exchange offer.

Expiration Date; Extensions; Amendments

        The exchange offer will expire at midnight, New York City time, on        , 2012, unless we extend the exchange offer, in which case the exchange offer shall terminate at midnight, New York City time, on the last day of the extension. We do not currently intend to extend the Expiration Date. In any event, the exchange offer will be held open for at least 20 business days. In order to extend the exchange offer, we will issue a notice by press release or other public announcement.

        We reserve the right, in our sole discretion:

  •
  to delay accepting your old notes due to an extension of the exchange offer;

  •
  to extend the exchange offer;

  •
  to terminate the exchange offer, if any of the conditions shall not have been satisfied; or

  •
  to amend the terms of the exchange offer in any manner.

        We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date for the exchange offer. If we amend the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of outstanding notes of that amendment and we will extend the exchange offer if necessary so that at least five business days remain in the offer following notice of the material change.

        Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release to an appropriate news agency or another means of announcement that we deem appropriate.

Procedures for Tendering Your Old Notes

        Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the old notes may tender old notes in the exchange offer. Except as stated below under "—Book-Entry Transfer," to tender in the exchange offer:

  •
  if you do not hold your position through DTC, Euroclear or Clearstream, Luxembourg, you must, on or before the Expiration Date, deliver a duly completed letter of transmittal to the exchange agent at its address specified in the letter of transmittal, and certificates for your old notes must be received by Wilmington Trust along with the letter of transmittal;

  •
  if you hold your position through DTC, you must instruct DTC and a DTC participant by completing the form "Instruction to Registered Holder from Beneficial Owner" accompanying this prospectus of your intention whether or not you wish to tender your old notes for new notes, and you must in turn follow the procedures for book-entry transfer as set forth below under "—Book-Entry Transfer" and in the letter of transmittal; or

  •
  if you hold your position through Euroclear or Clearstream, Luxembourg, the form "Instruction to Registered Holder from Beneficial Owner" with respect to old notes held through Euroclear or Clearstream, Luxembourg must be completed by a direct accountholder in Euroclear or Clearstream, Luxembourg, and interests in the old notes must be tendered in compliance with procedures established by Euroclear or Clearstream, Luxembourg.

        If you intend to use the guaranteed delivery procedures, you must comply with the guaranteed delivery procedures described below.

        None of AerCap Aviation, AerCap or the exchange agent will be responsible for the communication of tenders by holders to the accountholders in DTC, Euroclear or Clearstream, Luxembourg through which they hold old notes or by such accountholders to the exchange agent, DTC, Euroclear or Clearstream, Luxembourg.

        Holders will not be responsible for the payment of any fees or commissions to the exchange agent for the old notes.

        In no event should a holder submitting a tender for exchange send a letter of transmittal or old notes to any agent of AerCap Aviation or AerCap other than the exchange agent, or to DTC, Euroclear or Clearstream, Luxembourg.

        Holders may contact the exchange agent for assistance in filling out and delivering letters of transmittal and for additional copies of the exchange offer materials.

        To be tendered effectively, a letter of transmittal or, as described below under "—Book-Entry Transfer," an "agent's message" and other required documents must be received by Wilmington Trust at its address set forth under "—Exchange Agent" below prior to the Expiration Date.

        If you do not withdraw your tender before the Expiration Date, your tender will constitute an agreement between you and us in accordance with the terms and conditions in this prospectus and in the letter of transmittal.

        The method of delivery of your old notes, the letter of transmittal and all other required documents to be delivered to Wilmington Trust is at your election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure delivery to Wilmington Trust before the Expiration Date. No letter of transmittal or old notes should be sent to us. You may request your brokers, dealers, commercial banks, trust companies or nominees to effect these transactions on your behalf.

Procedure if the Old Notes Are Not Registered in Your Name

        If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, then you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on behalf of a registered owner, you must, prior to completing and executing a letter of transmittal and delivering the registered owner's old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed power of attorney or other proper endorsement from the registered holder. We strongly urge you to act immediately since the transfer of registered ownership may take considerable time.

Signature Requirements and Signature Guarantees

        Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, referred to as an "eligible institution," that is a member of specified signature guarantee programs. Signatures on a letter of transmittal or a notice of withdrawal will not be required to be guaranteed if the old notes are tendered:

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  by a registered holder that has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

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  for the account of an eligible institution.

        If a letter of transmittal or any notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal unless waived by us.

Conditions to the Exchange Offer

        All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes the acceptance of which would be unlawful in the opinion of us or our counsel. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in a letter of transmittal, will be final and binding on all parties. Any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine, unless waived by us at or prior to the Expiration Date. Although we intend to notify you of defects or irregularities with respect to tenders of old notes, neither we, Wilmington Trust nor any other person shall be under any duty to give such notification or shall incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until all such defects and irregularities have been cured or waived. Any old notes received by Wilmington Trust that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by Wilmington Trust promptly following the Expiration Date to you, unless you request in the letter of transmittal that the old notes be sent to someone else.

        In addition, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the Expiration Date and, to the extent permitted by applicable law, to purchase old notes in the open market in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of this exchange offer.

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes, and we may terminate the exchange offer, if:

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  the exchange offer, or the making of any exchange by a holder, violates, in our good faith determination or on the advice of counsel, any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC;

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  any action or proceeding is instituted or threatened in any court or by the SEC or any other governmental agency with respect to the exchange offer that, in our judgment, would impair our ability to proceed with the exchange offer; or

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  we have not obtained any governmental approval which we, in our sole discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

        The conditions listed above are for our sole benefit and may be asserted by us at any time, regardless of the circumstances giving rise to any of these conditions, or may be waived by us in whole or in part at any time at or prior to the Expiration Date in our sole discretion. The failure by us to exercise any of our rights shall not be a waiver of our rights. If we waive a material condition, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of outstanding notes of that amendment and we will extend the exchange offer if necessary so that at least five business days remain in the offer following notice of the waiver of the material condition. We are required to use reasonable efforts to obtain the withdrawal of any stop order at the earliest possible time.

        In all cases, the issuance of new notes for tendered old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of:

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  certificates for old notes or a timely confirmation from DTC of such old notes into the exchange agent's account at DTC,

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  a properly completed and duly executed letter of transmittal or, with respect to DTC and its participants, an Agent's Message in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal for such exchange offer, and

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  all other required documents.

        If we do not accept your tendered old notes or if you submit old notes for a greater aggregate principal amount than you desire to exchange, then the unaccepted or unexchanged old notes will be returned without expense to you or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC promptly after the expiration or termination of the exchange offer.

Book-Entry Transfer

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC, Euroclear or Clearstream, Luxembourg, as the case may be, to transfer such old notes into the exchange agent's DTC account in accordance with DTC's electronic Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered old notes will only be made after timely:

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  confirmation of book-entry transfer of the old notes into the exchange agent's account; and

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  receipt by the exchange agent of an executed and properly completed letter of transmittal or an Agent's Message and all other required documents specified in the letter of transmittal.

        The confirmation, letter of transmittal or Agent's Message and any other required documents must be received at the exchange agent's address listed below under "—Exchange Agent" on or before midnight, New York City time, on the Expiration Date of the exchange offer or, if the guaranteed delivery procedures described below are complied with, within the time period provided under those procedures.

        As indicated above, delivery of documents to any of DTC, Euroclear or Clearstream, Luxembourg in accordance with its procedures does not constitute delivery to the exchange agent.

        The term "Agent's Message" means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering old notes stating:

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  the aggregate principal amount of old notes that have been tendered by the participant;

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  that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and

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  that we may enforce such agreement against the participant.

        Delivery of an Agent's Message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal are true and correct.

Guaranteed Delivery Procedures

        If you wish to tender your old notes and the old notes are not immediately available, or time will not permit your old notes or other required documents to reach Wilmington Trust before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

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  the tender is made through an eligible institution;

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  before the Expiration Date, the exchange agent has received from such eligible institution a properly completed and duly executed letter of transmittal, or a facsimile thereof, and notice of guaranteed delivery substantially in the form provided by us, by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery shall state your name and address and the amount of the old notes tendered, shall state that the tender is being made thereby and shall guarantee that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a confirmation from DTC of book-entry transfer, the letter of transmittal, or a manually executed facsimile thereof, properly completed and duly executed, and any other documents required by the applicable letter of transmittal will be deposited by the eligible institution with the exchange agent; and

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  the certificates for all physically tendered old notes, in proper form for transfer, or a confirmation from DTC of book-entry transfer, the properly completed and duly executed letter of transmittal, or a manually executed facsimile thereof, and all other documents required by the applicable letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        You may withdraw your tender of old notes at any time prior to midnight, New York City time, on the Expiration Date.

        For a withdrawal of tendered old notes to be effective, a written, or for a DTC participant electronic, notice of withdrawal must be received by the exchange agent, at its address set forth in the next section of this prospectus entitled "—Exchange Agent," prior to midnight, New York City time, on the Expiration Date.

        Any such notice of withdrawal must:

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  specify your name;

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  identify the old notes to be withdrawn, including, if applicable, the certificate number or numbers and aggregate principal amount of such old notes;

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  be signed by you in the same manner as the original signature on the letter of transmittal by which your old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient for the trustee of your old notes to register the transfer of those old notes into the name of the person withdrawing the tender; and

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  specify the name in which you want the withdrawn old notes to be registered, if different from your name.

        All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, and our determination shall be final and binding on all parties. Any old notes withdrawn will be considered not to have been validly tendered for exchange for the purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to you without cost promptly after withdrawal, rejection of tender or termination of the exchange offer relating to such old notes. Properly withdrawn old notes may be retendered by following one of the procedures described above in "—Procedures for Tendering Your Old Notes" at any time on or prior to the Expiration Date.

Exchange Agent

        All executed letters of transmittal should be directed to the exchange agent. We have appointed Wilmington Trust as the exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus or letter of transmittal should be directed to the exchange agent at its offices at 1100 North Market Street, Wilmington, DE 19890-1626. The exchange agent's facsimile number is (302) 636-4139.

Fees and Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer, other than to the exchange agent. The principal solicitation is being made by mail. However, additional solicitations may be made in person or by telephone by our officers and employees.

        The cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be approximately $                , which includes the SEC registration fee, fees and expenses of Wilmington Trust, as exchange agent, and accounting, legal, printing and related fees and expenses.

Transfer Taxes

        If you tender old notes for exchange, you will not be obligated to pay any transfer taxes unless you instruct us to register your new notes in a different name or if a transfer tax is imposed for a reason other than the exchange of notes pursuant to this exchange offer. If you request that your old notes not tendered or not accepted in the exchange offer be returned to a different person, you will be responsible for the payment of any applicable transfer tax.

Consequences of Failure to Properly Tender Old Notes in the Exchange

        We will issue new notes in exchange for old notes under the exchange offer only after timely receipt by the exchange agent of the old notes, a properly completed and duly executed letter of transmittal or Agent's Message and all other required documents. Therefore, holders of the old notes desiring to tender old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange. Upon completion of the exchange offer, specified rights under the registration rights agreement, including registration rights and any right to additional interest, will be either limited or eliminated.

        Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will not be required to register the remaining old notes, except in the limited circumstances described under "—Purpose and Effect of Exchange Offer; Registration Rights." Old notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the following restrictions on transfer:

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  holders may resell old notes only if an exemption from registration under the Securities Act is available or, outside of the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

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  the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption from registration.

        To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

DESCRIPTION OF THE NEW NOTES

General

        The form and terms of the new notes and the old notes are identical in all material respects, except that transfer restrictions and registration rights applicable to the old notes do not apply to the new notes. The new notes will be issued under the Indenture.

        AerCap Aviation issued $300.0 million aggregate principal amount of the old notes on May 22, 2012 pursuant to the Indenture. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act," or "TIA"). The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following is a summary of the material terms and provisions of the new notes and the Indenture. The following summary does not purport to be a complete description of the new notes or such agreements and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading "—Certain Definitions." For purposes of this summary, the term "Parent Guarantor" refers only to AerCap Holdings N.V., and not to any of its Subsidiaries and the term "Issuer" refers only to AerCap Aviation Solutions B.V. and not to any of its Subsidiaries.

Brief Description of the New Notes

        The new notes will be:

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  general senior obligations of the Issuer;

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  pari passu in right of payment with any existing and future senior Indebtedness of the Issuer;

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  senior in right of payment to any Subordinated Indebtedness of the Issuer;

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  structurally subordinated to all liabilities and preferred stock of subsidiaries of the Parent Guarantor (other than the Issuer) that do not guarantee the notes; and

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  guaranteed by the Parent Guarantor with such guarantee ranking pari passu in right of payment with any existing and future senior indebtedness of the Parent Guarantor.

        Without limitation on the generality of the foregoing, the guarantee of the new notes by the Parent Guarantor will be effectively subordinated to secured Indebtedness and other obligations of the Parent Guarantor to the extent of the value of the assets securing such Indebtedness and other obligations. In the event of the Parent Guarantor's bankruptcy, liquidation, reorganization or other winding up, the Parent Guarantor's assets that secure such secured Indebtedness and other obligations will be available to pay obligations on the new notes only after all Indebtedness under such secured Indebtedness and other obligations have been repaid in full from such assets.

        On the closing date for the exchange offer, the new notes will not be guaranteed by any subsidiary of the Parent Guarantor. The new notes will be structurally subordinated to all liabilities and obligations of the Parent Guarantor's subsidiaries. Claims of creditors of the Parent Guarantor's subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred shareholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Issuer and the Parent Guarantor, including Holders of the new notes.

        On the Closing Date, all of the Parent Guarantor's subsidiaries will be "Restricted Subsidiaries," except for AerCo Limited. AerCo Limited is an aircraft securitization vehicle which we do not consolidate in our consolidated financials statements and to which investment we have not assigned any value on our balance sheet because we do not expect to receive any proceeds from our interest. Under the circumstances described below under the subheading "—Certain Covenants—Limitation on

Restricted Payments," the Parent Guarantor will be permitted to designate other of the Parent Guarantor Subsidiaries as "Unrestricted Subsidiaries." The Parent Guarantor's Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture.

Note Guarantees

        The obligations of the Issuer pursuant to the new notes will be fully and unconditionally guaranteed (a "Note Guarantee"), jointly and severally, by (i) the Parent Guarantor, and (ii) each future Subsidiary of the Parent Guarantor under the conditions set out below. The new notes will not be guaranteed initially by any of the Parent Guarantor's subsidiaries or any third party.

        The Note Guarantees will be:

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  senior unsecured obligations of each Guarantor;

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  rank pari passu in right of payment with any existing and future senior indebtedness of each Guarantor; and

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  effectively subordinated to all existing and future secured indebtedness of each Guarantor to the extent of the value of the assets securing such indebtedness; and

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  structurally subordinated to any indebtedness of the Guarantor's subsidiaries that are not Guarantors.

        From and after the Closing Date, the Parent Guarantor will not cause or permit any of its Restricted Subsidiaries (other than a Securitization Subsidiary or a Guarantor), directly or indirectly, to guarantee any Capital Markets Debt or unsecured Credit Facility (other than Standard Securitization Undertakings in connection with a Qualified Securitization Financing) of the Issuer, the Parent Guarantor or any other Guarantor unless, such Restricted Subsidiary:

          (a)   within five Business Days of the date on which it guarantees Capital Markets Debt or an unsecured Credit Facility of the Issuer, the Parent Guarantor or any Guarantor executes and delivers to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee in a Note Guarantee all of the Issuer's obligations under the new notes and the Indenture and other terms contained in the applicable supplemental indenture and subject to the conditions contained in such supplemental indenture; and

          (b)   delivers to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such supplemental indenture and Note Guarantee have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Restricted Subsidiary.

        Thereafter, such Subsidiary of the Parent Guarantor shall be a Guarantor for all purposes of the Indenture until such Note Guarantee is released in accordance with the provisions of the Indenture. In the event of a sale or other transfer or disposition of all of the Capital Stock in any subsidiary of the Parent Guarantor who is a Guarantor to any Person that is not an Affiliate of the Issuer in compliance with the terms of the Indenture, or in the event all or substantially all the assets or Capital Stock of a subsidiary of the Parent Guarantor who is a Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not an Affiliate of the Issuer in compliance with the terms of the Indenture, then, without any further action on the part of the Trustee or any Holder, such Guarantor (or the Person concurrently acquiring such assets of such Guarantor) shall be deemed automatically and unconditionally cancelled, released and discharged of any obligations under its Note Guarantee, as evidenced by a written instrument or confirmation executed by the Trustee, upon request; provided, however that the Issuer delivers an Officers' Certificate to the Trustee certifying that the net cash proceeds of such sale or other disposition will be applied in accordance with the "Asset Sales" covenant and, if evidence of such cancellation, discharge or release is requested to be executed by the Trustee, an Officers' Certificate and an opinion of counsel. In addition, the Note Guarantee of a Subsidiary of the Parent Guarantor who is a Guarantor will be released:

          (a)   if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

          (b)   if the Guarantor ceases to be a guarantor under any Capital Markets Debt or unsecured Credit Facilities, including the guarantee that resulted in the obligation of such Guarantor to guarantee the new notes, and is released or discharged from all obligations thereunder; provided that if such Person has incurred any Indebtedness in reliance on its status as a Guarantor under the covenant "—Certain covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" such Guarantor's obligations under such Indebtedness, as the case may be, so incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Guarantor) under "—Certain covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; or

          (c)   upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

The Parent Guarantor may cause any other Subsidiary of the Parent Guarantor to issue a Note Guarantee and become a Guarantor.

        Each Note Guarantee by a Restricted Subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Principal, Maturity and Interest

        The new notes will mature on May 30, 2017. The Issuer may issue additional notes from time to time after this offering under the Indenture ("Additional Notes"). Any offering of Additional Notes is subject to the covenants described below under the caption "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock." The new notes offered hereby and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture. Unless the context requires otherwise, references to "new notes" for all purposes of the Indenture and this "Description of the New Notes" include any Additional Notes that are actually issued. The new notes will be issued in minimum denominations of $200,000 and any integral multiple of $1,000 in excess thereof.

        Interest on the new notes will accrue at the rate of 6.375% per annum and will be payable semi-annually in arrears on May 30 and November 30, commencing on November 30, 2012, to Holders of record on the immediately preceding May 15 and November 15. Interest on the new notes will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange for the new note or, if no interest has been paid on such old note, from May 22, 2012. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of Additional Amounts

        Under current law in the Netherlands, no withholding tax will be imposed upon payments on the new notes or the Note Guarantees, if any. All payments made under or with respect to the new notes or any Note Guarantee by the Issuer, any Guarantor or any successor to any of them (each such person, a "Payor") will be made free and clear of and without withholding or deduction on for or on account of any present or future taxes, duties, levies, imposts, assessments or other government charges and any interest, penalties or other liabilities with respect thereto ("Taxes"), unless the withholding or deduction of such Taxes is required by law. If any withholding or deduction for or on account of Taxes is required by applicable law, the applicable Payor will pay to Holders of the new notes such additional amounts ("Additional Amounts") as may be necessary so that every net payment of interest (including any premium paid upon redemption of the new notes and any discount deemed interest under Netherlands law), principal or other amount on that new note or the Note Guarantee will not be less than the amount such Holders would have received if such Taxes had not been withheld or deducted.

        Net payment shall mean the amount that any Holder receives from any Payor or our Paying Agent after deduction or withholding of any amount for or on account of any Taxes imposed with respect to that payment (including any withholding or deduction attributable to Additional Amounts) by the Netherlands or any jurisdiction where any Payor is incorporated, resident or engaged in business for tax purposes or from or through which any payment in respect of the notes or any Note Guarantee is made, or any political subdivision or taxing authority thereof or therein (each, a "Relevant Tax Jurisdiction").

        The Issuer (and Guarantors) will also indemnify and reimburse Holders for:

  •
  taxes (including any interest, penalties and related expenses) imposed on the Holders (or if a Holder is not the beneficial owner, the beneficial owner) by a Relevant Tax Jurisdiction if and to the same extent that a Holder would have been entitled to receive Additional Amounts if the Issuer (or a Guarantor) or other applicable withholding agent had been required to deduct or withhold those taxes from payments on the new notes or the Note Guarantees; and

  •
  stamp, court, documentary or similar taxes or charges (including any interest, penalties and related expenses) imposed by a Relevant Tax Jurisdiction in connection with the execution, delivery, enforcement or registration of the new notes or the Note Guarantees or other related documents and obligations.

        This obligation to pay Additional Amounts is subject to several important exceptions, however. The Issuer (or a Guarantor) will not pay Additional Amounts to any Holder for or on account of any of the following:

  •
  any Tax imposed solely because at any time there is or was a connection between the Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of or possessor of power over the relevant Holder if the Holder is an estate, nominee, trust, partnership, limited liability company, or corporation) and the Relevant Tax Jurisdiction imposing the tax (other than the mere receipt of a payment or the acquisition, ownership, disposition or holding of, or enforcement of rights under, a new note or the Note Guarantees);

  •
  any estate, inheritance, gift, excise, transfer, property, transfer or any similar tax, assessment or other governmental charge;

  •
  any Taxes imposed solely because the Holder (or if the Holder is not the beneficial owner, the beneficial owner) fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or any beneficial owner of the new note or the Note Guarantees, if compliance is required by law or by an applicable income tax treaty to which the jurisdiction imposing the tax is a party, as a precondition to an exemption from the tax, assessment or other governmental charge for which such Holder is eligible and the Issuer (or a Guarantor) has given the Holders written notice within a reasonable period of time prior to the first payment date with respect to which such information or identification is required under applicable law that Holders will be required to provide such information and identification;

  •
  any Taxes with respect to a new note or a Note Guarantee presented for payment more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of the new note would have been entitled to Additional Amounts had the new notes been presented on the last day of such 30-day period;

  •
  any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to the European Union Directive on the taxation of savings income, which was adopted by the ECOFIN Council on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

  •
  any Tax imposed on or with respect to a payment made to a Holder or beneficial owner of new notes who would have been able to avoid such withholding or deduction by presenting the relevant new notes to another paying agent in a member state of the European Union;

  •
  any Tax payable other than by deduction or withholding from payments to a Holder or beneficial owner under, or with respect to, the new notes or with respect to any Note Guarantee; or

  •
  any combination of above items.

        The Payor will (i) make any such withholding or deduction required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Payor will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Tax Jurisdiction imposing such Taxes. The Payor will provide to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, either a certified copy of tax receipts evidencing such payment, or, if such tax receipts are not reasonably available to the Payor, such other documentation that provides reasonable evidence of such payment by the Payor.

        The tax gross-up and indemnity obligations described above will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any successor Person to any Payor and to any jurisdiction in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents. Whenever the Indenture or this "Description of the New Notes" refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any note or any guarantee, such reference includes the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.

Payments

        Principal of, premium, if any, and interest on the new notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the new notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to new notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency will be the office of the trustee maintained for such purpose.

Ranking

        The Indebtedness evidenced by the new notes will be senior Indebtedness of the Issuer, and will rank pari passu in right of payment with all existing and future senior Indebtedness of the Issuer. The Indebtedness evidenced by the new notes will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer.

        As of March 31, 2012, on an as adjusted basis after giving effect to the old notes offering and the use of proceeds therefrom, the Parent Guarantor and its Subsidiaries would have had $6.3 billion aggregate principal amount of Indebtedness outstanding, none of which was Subordinated Indebtedness. All of the operations of the Parent Guarantor are conducted through its Subsidiaries. Claims of creditors on such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Parent Guarantor, including the Holders of the new notes. The Note Guarantees, therefore, will be structurally subordinated to holders of Indebtedness and other creditors (including trade creditors) and preferred shareholders (if any) of the Subsidiaries of the Parent Guarantor.

        Although the Indenture will limit the incurrence of Indebtedness by certain of the Parent Guarantor's Subsidiaries, such limitation is subject to a number of significant qualifications. See "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

Mandatory Redemption

        The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the new notes, but the Issuer may be required to offer to purchase the new notes as set forth below under "—Repurchase at the Option of Holders."

Optional Redemption

        Except as described below, the new notes are not redeemable at the Issuer's option. At any time the Issuer may redeem all or a part of the new notes, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of new notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

        The Trustee shall select the new notes to be redeemed in the manner described under "—Repurchase at the Option of Holders—Selection and Notice."

        In addition to the Issuer's right to redeem new notes as set forth above, the Issuer may at any time and from time to time purchase new notes in open-market transactions, tender offers or otherwise.

Redemption for Taxation Reasons

        The Issuer will be entitled, at its option, to redeem the notes in whole if at any time it becomes obligated to pay Additional Amounts on the notes on the next interest payment date with respect to the notes, but only if its obligation results from a change in, or an amendment to, the laws or treaties (including any regulations or official rulings promulgated thereunder) of a Relevant Tax Jurisdiction (or a political subdivision or taxing authority thereof or therein), or from a change in any official position regarding the interpretation, administration or application of those laws, treaties, regulations or official rulings (including a change resulting from a holding, judgment or order by a court of competent jurisdiction), that becomes effective and is announced after the Closing Date (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Closing Date, such later date) and provided the Issuer cannot avoid the obligation after taking reasonable measures to do so. If the Issuer redeems the new notes in these circumstances, it will do so at a redemption price equal to 100% of the principal amount of the new notes redeemed, plus accrued and unpaid interest, if any, and any other amounts due to the redemption date.

        If the Issuer becomes entitled to redeem the notes in these circumstances, it may do so at any time on a redemption date of its choice. However, the Issuer must give the Holders of the notes being redeemed notice of the redemption not less than 30 days or more than 60 days before the redemption date and not more than 90 days before the next date on which it would be obligated to pay Additional Amounts. In addition, the Issuer's obligation to pay Additional Amounts must remain in effect when it gives the notice of redemption. Notice of the Issuer's intent to redeem the notes shall not be effective until such time as it delivers to the Trustee both an Officers' Certificate stating that the obligation to pay Additional Amounts cannot be avoided by taking reasonable measures and an opinion of independent legal counsel or an independent auditor stating that the Issuer is obligated to pay Additional Amounts because of an amendment to or change in law, treaties or position as described in the preceding paragraph.

Repurchase at the Option of Holders

  Change of Control Triggering Event

        If a Change of Control Triggering Event occurs, the Issuer will make an offer to purchase all of the new notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuer will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of new notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

          (1)   a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control," and that all new notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   any note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   unless the Issuer defaults in the payment of the Change of Control Payment, all new notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

          (5)   Holders electing to have any new notes purchased pursuant to a Change of Control Offer will be required to surrender the new notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the new notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

          (6)   Holders will be entitled to withdraw their tendered new notes and their election to require the Issuer to purchase such new notes; provided that the paying agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the new notes, the principal amount of new notes tendered for purchase, and a statement that such Holder is withdrawing its tendered new notes and its election to have such new notes purchased;

          (7)   if such notice is mailed prior to the occurrence of a Change of Control Triggering Event, stating the Change of Control Offer is conditional on the occurrence of such Change of Control; and

          (8)   that Holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to $200,000 or an integral multiple of $1,000 in excess thereof.

        While the new notes are in global form and the Issuer makes an offer to purchase all of the notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the new notes through the facilities of DTC, subject to DTC's rules and regulations.

        We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all new notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture as described under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control.

        New notes repurchased by us pursuant to a Change of Control Offer will have the status of new notes issued but not outstanding or will be retired and canceled at the option of the Issuer. New notes purchased by a third party pursuant to the preceding paragraph will have the status of new notes issued and outstanding.

        The Issuer will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the new notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

          (1)   accept for payment all new notes or portions thereof properly tendered pursuant to the Change of Control Offer,

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all new notes or portions thereof so tendered, and

          (3)   at the option of the Issuer, deliver, or cause to be delivered, to the Trustee for cancellation the new notes so accepted together with an Officers' Certificate stating that such notes or portions thereof have been tendered to and purchased by the Issuer.

        The paying agent will promptly mail to each Holder of the notes the Change of Control Payment for such notes, and the Trustee, upon the Issuer's order, will promptly authenticate and mail to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Change of Control Triggering Event purchase feature is a result of negotiations between the initial purchasers of the new notes and us. We have no present intention to engage in a transaction that would trigger a Change of Control Offer, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could cause a change in effective control of the Parent Guarantor, increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the new notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the new notes protection in a highly levered transaction.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to certain Persons. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of new notes may require the Issuer to make an offer to repurchase the new notes as described above. In a recent decision, the Chancery Court of the State of Delaware raised the possibility that a change of control occurring as a result of a failure to have "continuing directors" comprising a majority of a board of directors may be unenforceable on public policy grounds.

        The existence of a Holder's right to require the Issuer to repurchase such Holder's new notes upon the occurrence of a Change of Control Triggering Event may deter a third party from seeking to acquire the Issuer in a transaction that would constitute a Change of Control.

        The provisions under the Indenture relative to our obligation to make an offer to repurchase the new notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the new notes.

        Notice of redemption or repurchase, at the Issuer's option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of such Change of Control, as the case may be.

  Asset Sales

        The Indenture will provide that the Parent Guarantor will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale unless:

          (1)   the Parent Guarantor or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Parent Guarantor or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

        Within 365 days after the Parent Guarantor's or a Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale covered by this clause (a), the Parent Guarantor or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

          (1)   to make one or more offers to the Holders of the new notes (and, at the option of the Issuer, the holders of other senior Indebtedness) to purchase new notes (and such senior Indebtedness) pursuant to and subject to the conditions contained in the Indenture (each, an "Asset Sale Offer"); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (1), the Parent Guarantor or such Restricted Subsidiary shall permanently retire such Indebtedness; provided further that if the Parent Guarantor or such Restricted Subsidiary shall so reduce any senior Indebtedness (other than the new notes), the Issuer will equally and ratably reduce Indebtedness under the new notes by making an offer to all Holders of new notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of the notes, such offer to be conducted in accordance with the procedures set forth below for an Asset Sale Offer;

          (2)   to make an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Parent Guarantor or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other long-term assets, in each of (a), (b) and (c), used or useful in a Similar Business;

          (3)   to reduce Indebtedness of a Restricted Subsidiary, other than Indebtedness owed to the Parent Guarantor or another Restricted Subsidiary; provided that the acquisition of Indebtedness of a Restricted Subsidiary by the Parent Guarantor shall constitute a reduction in such Indebtedness; or

          (4)   any combination of the foregoing.

        Any Net Proceeds that are not invested or applied as provided and within the time period set forth in the first sentence of the immediately preceding paragraph will be deemed to constitute "Excess Proceeds." In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that (x) such investment is consummated within 635 days after receipt by the Parent Guarantor or any Restricted Subsidiary of the Net Proceeds of any Asset Sale, and (y) if such investment is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer shall make an Asset Sale Offer to all Holders of the new notes, and, if required by the terms of any senior Indebtedness, to the holders of such senior Indebtedness, to purchase the maximum principal amount of new notes and such other senior Indebtedness, that are $200,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceeds $25.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of new notes and such senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of new notes or the senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the new notes and such senior Indebtedness will be purchased on a pro rata basis based on the principal amount of the new notes or such senior Indebtedness tendered, subject to adjustments by the Issuer so that no new notes or such other senior Indebtedness are left outstanding in unauthorized denominations. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. After the Parent Guarantor or any Restricted Subsidiary has applied the Net Proceeds from any Asset Sale as provided in, and within the time periods required by, this paragraph (a), the balance of such Net Proceeds, if any, from such Asset Sale may be used by the Parent Guarantor or such Restricted Subsidiary for any purpose not prohibited by the terms of the Indenture.

        For purposes of this covenant, the following are deemed to be cash or Cash Equivalents:

          (a)   any liabilities (as shown on the Parent Guarantor's, or such Restricted Subsidiary's most recent internally available balance sheet or in the new notes thereto) of the Parent Guarantor or any Restricted Subsidiary (other than liabilities that are contingent or by their terms subordinated to the notes) that are assumed by the transferee of any such assets and as a result of which the Parent Guarantor and its Restricted Subsidiaries are no longer obligated with respect to such liabilities or are indemnified against further liabilities;

          (b)   any securities, notes or other obligations received by the Parent Guarantor or such Restricted Subsidiary from such transferee that are converted by the Parent Guarantor or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale;

          (c)   any Capital Stock, provided such receipt of Capital Stock would qualify under clause (2) of the second paragraph of this section; and

          (d)   any Designated Noncash Consideration received by the Parent Guarantor or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed the greater of (x) $300.0 million and (y) 3.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the new notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

  Selection and Notice

        If less than all of the new notes are to be redeemed or repurchased at any time, selection of such notes for redemption or repurchase, will be made by the Trustee on a pro rata basis or by lot or otherwise in accordance with the procedures of DTC; provided that no new notes of $200,000 or less shall be purchased or redeemed in part.

        Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of new notes to be purchased or redeemed at such Holder's registered address. If any new note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. In the case of any book-entry notes, notices of purchase or redemption will be given to DTC in accordance with its applicable procedures.

        A new note in principal amount equal to the unpurchased or unredeemed portion of any note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the purchase or redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest shall cease to accrue on notes or portions thereof purchased or called for redemption.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Indenture.

  Covenant Suspension

        If on any date following the Closing Date (i) the new notes have Investment Grade Ratings from two Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Parent Guarantor and the Restricted Subsidiaries will not be subject to the following covenants (collectively, the "Suspended Covenants"):

          (1)   "Repurchase at the Option of Holders—Asset Sales";

          (2)   "—Limitation on Restricted Payments";

          (3)   "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (4)   clause (4) of the first paragraph of "—Amalgamation, Merger, Consolidation or Sale of All or Substantially All Assets";

          (5)   "—Transactions with Affiliates"; and

          (6)   "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries."

        In the event that the Parent Guarantor and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one of the Rating Agencies (a) withdraws its Investment Grade Rating or downgrades the rating assigned to the new notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control Triggering Event and one of the Rating Agencies indicates that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the new notes below an Investment Grade Rating, then the Parent Guarantor and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

        The period of time between the date of the Covenant Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period." Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. During the Suspension Period no additional subsidiary may be designated an Unrestricted Subsidiary unless such designation would have been permitted if the covenant described under the caption "Limitation on Restricted Payments" had been in effect at all times during the Suspension Period. In the event of any such reinstatement, no action taken or omitted to be taken by the Parent Guarantor or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indentures with respect to new notes; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described under the caption "—Limitation on Restricted Payments" had been in effect prior to, but not during the Suspension Period, and (2) all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (c) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

        The Issuer will give notice to the Trustee and the Holders within 30 days of the date of any Covenant Suspension Event and/or any Reversion Date.

        There can be no assurance that the new notes will ever achieve or maintain Investment Grade Ratings.

  Limitation on Restricted Payments.

        The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (1)   declare or pay any dividend or make any distribution on account of the Parent Guarantor's or any Restricted Subsidiary's Equity Interests, including any dividend or distribution payable in connection with any amalgamation, merger or consolidation other than:

            (A)  dividends or distributions by the Parent Guarantor payable in Equity Interests (other than Disqualified Stock) of the Parent Guarantor or in options, warrants or other rights to purchase such Equity Interests; or

            (B)  dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Parent Guarantor or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (2)   purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Parent Guarantor, including in connection with any amalgamation, merger or consolidation;

          (3)   make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (x) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition and (y) Indebtedness of the Parent Guarantor to a Restricted Subsidiary or a Restricted Subsidiary to the Parent Guarantor or another Restricted Subsidiary; or

          (4)   make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (a)   no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b)   immediately after giving effect to such transaction on a pro forma basis, the Parent Guarantor could incur $1.00 of additional indebtedness under the provisions of the first paragraph of the covenant described "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

          (c)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent Guarantor and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1) and (14) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of:

            (1)   50% of the Consolidated Net Income of the Parent Guarantor for the period (taken as one accounting period) from the beginning of the full fiscal quarter immediately preceding the Closing Date, to the end of the Parent Guarantor's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

            (2)   100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Parent Guarantor since immediately after the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (l) of the second paragraph of "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of:

              (x)   Equity Interests of the Parent Guarantor, excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of (A) Equity Interests to members of management, directors or consultants of the Parent Guarantor and the Parent Guarantor's Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (3) of the next succeeding paragraph; and (B) Designated Preferred Stock; or

              (y)   debt securities, Designated Preferred Stock or Disqualified Stock of the Parent Guarantor or any Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of the Parent Guarantor;

    provided, however, that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests or converted or exchanged debt securities of the Parent Guarantor sold to a Restricted Subsidiary or the Parent Guarantor, as the case may be, (c) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (d) Excluded Contributions, plus

            (3)   100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of the Parent Guarantor following the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (l) of the second paragraph of "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") (other than by a Restricted Subsidiary and other than by any Excluded Contributions), plus

            (4)   100% of the aggregate amount received in cash and the Fair Market Value of marketable securities or other property received by the Parent Guarantor or a Restricted Subsidiary by means of:

              (A)  the sale or other disposition (other than to the Parent Guarantor or a Restricted Subsidiary) of Restricted Investments made by the Parent Guarantor and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Parent Guarantor and its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Parent Guarantor and its Restricted Subsidiaries in each case after the Closing Date; or

              (B)  the sale (other than to the Parent Guarantor or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Parent Guarantor or a Restricted Subsidiary pursuant to clause (8) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary in each case after the Closing Date; plus

            (5)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Parent Guarantor or a Restricted Subsidiary pursuant to clause (6) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment; plus

            (6)   $250.0 million.

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

          (2)   the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Parent Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Parent Guarantor, which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

            (A)  the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount, plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium and any reasonable tender premiums, defeasance costs or other fees and expenses incurred in connection with the issuance of such new Indebtedness,

            (B)  such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the maturity of the new notes, and

            (C)  such Indebtedness has a Weighted Average Life to Maturity which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the maturity date of any new notes then outstanding were instead due on such date one year following the maturity date of such notes (provided that, in the case of this subclause (C)(y), such Indebtedness does not provide for any scheduled principal payments prior to the maturity date of the new notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness being refunded or refinanced or defeased);

          (3)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Parent Guarantor held by any future, present or former employee, director or consultant of the Parent Guarantor, any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (3) do not exceed in any calendar year $5.0 million

  (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

            (A)  the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Parent Guarantor to members of management, directors or consultants of the Parent Guarantor, any of its Subsidiaries that occurred after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph, plus

            (B)  the cash proceeds of key man life insurance policies received by the Parent Guarantor and its Restricted Subsidiaries after the Closing Date; less

            (C)  the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (3);

  provided that the Parent Guarantor may elect to apply all or any portion of the aggregate increase contemplated by subclauses (A) and (B) above in any calendar year;

          (4)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Parent Guarantor or any other Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of Fixed Charges;

          (5)   the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Parent Guarantor after the Closing Date; provided that the aggregate amount of dividends paid pursuant to this clause (5) shall not exceed the aggregate amount of cash actually received by the Parent Guarantor from the sale of such Designated Preferred Stock;

          (6)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (6) that are at the time outstanding, not to exceed $100.0 million and 1.0% of Total Assets at the time of such investment; provided, that the dollar amount of Investments made pursuant to this clause (6) may be reduced by the Fair Market Value of the proceeds received by the Parent Guarantor and/or its Restricted Subsidiaries from the subsequent sale, disposition or other transfer of such Investments (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (7)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (8)   Restricted Payments that are made with Excluded Contributions;

          (9)   other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (9) not to exceed $150.0 million;

          (10) Restricted Payments by the Parent Guarantor or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

          (11) the purchase by the Parent Guarantor of fractional shares arising out of stock dividends, splits or combinations or business combinations;

          (12) distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases and repurchases of Securitization Assets in connection with a Qualified Securitization Financing;

          (13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness required pursuant to the provisions similar to those described under the captions "—Repurchase at the Option of Holders—Change of Control Triggering Event" and "—Repurchase at the Option of Holders—Asset Sales"; provided that there is a concurrent or prior Change of Control Offer or Asset Sale Offer, as applicable, and all new notes tendered by Holders of the new notes in connection with such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

          (14) any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Parent Guarantor (other than any Disqualified Stock) ("Refunding Capital Stock");

provided however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (4), (5), (6), (9) and (14), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the time of issuance of the new notes, all of the Parent Guarantor's Subsidiaries will be Restricted Subsidiaries. Parent Guarantor will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Parent Guarantor and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (6), (8) or (9) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

        The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and the Parent Guarantor will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Parent Guarantor may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if the Fixed Charge Coverage Ratio for the Parent Guarantor and the Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

        The foregoing limitations will not apply to:

          (a)   the incurrence of Indebtedness of the Parent Guarantor or any of the Restricted Subsidiaries under Credit Facilities in an aggregate amount at any time outstanding not to exceed $500.0 million pursuant to this clause (a);

          (b)   the incurrence by the Issuer of Indebtedness represented by the notes (other than any Additional Notes);

          (c)   Existing Indebtedness (other than Indebtedness described in clauses (a) and (b));

          (d)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Parent Guarantor or any Restricted Subsidiary, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (d) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (d), does not exceed the greater of (x) $100.0 million and (y) 1.0% of Total Assets;

          (e)   Indebtedness incurred by the Parent Guarantor or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (f)    Indebtedness arising from agreements of the Parent Guarantor or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

          (g)   Indebtedness of the Parent Guarantor to a Restricted Subsidiary; provided that, other than in the case of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Parent Guarantor and the Restricted Subsidiaries to finance working capital needs of the Restricted Subsidiaries, any such Indebtedness is subordinated in right of payment to the new notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Parent Guarantor or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (g);

          (h)   Indebtedness of a Restricted Subsidiary to the Parent Guarantor or another Restricted Subsidiary; provided that, any subsequent transfer of any such Indebtedness (except to the Parent Guarantor or another Restricted Subsidiary) shall be deemed in each case to be an incurrence of such Indebtedness not permitted by this clause (h);

          (i)    shares of preferred stock of a Restricted Subsidiary issued to the Parent Guarantor or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Parent Guarantor or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause (i);

          (j)    Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting:

            (A)  interest rate risk;

            (B)  exchange rate risk with respect to any currency exchange;

            (C)  commodity risk;

            (D)  inflation risk; or

            (E)  any combination of the foregoing;

          (k)   obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Parent Guarantor or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

          (l)    Indebtedness, Disqualified Stock and preferred stock of the Parent Guarantor or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (l), does not at any one time outstanding exceed the sum of:

            (x)   the greater of (1) $300.0 million and (2) 3.0% of Total Assets; and

            (y)   100% of the net cash proceeds received by the Parent Guarantor since immediately after the Closing Date from the issue or sale of Equity Interests of the Parent Guarantor or cash contributed to the capital of the Parent Guarantor (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to the Parent Guarantor or any of its Subsidiaries) as determined in accordance with clauses (c)(2) and (c)(3) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof);

          (m)  (1)    any guarantee by the Issuer or the Parent Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

            (2)   any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer or the Parent Guarantor or another Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by the Issuer, the Parent Guarantor or such other Restricted Subsidiary is permitted under the terms of the Indenture;

          (n)   the incurrence by the Parent Guarantor or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this covenant and clauses (b) and (c) above, this clause (n) and clauses (o) and (q) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refund or refinance such

  Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (1)   except in the case of Indebtedness incurred pursuant to clause (q) below or any Refinancing Indebtedness of such Indebtedness, has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the shorter of (x) remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced and (y) in the case of Subordinated Indebtedness, the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the maturity date of any new notes then outstanding were instead due on such date one year following the maturity date of such notes (provided that, in the case of this subclause (n)(1)(y), such Indebtedness does not provide for any scheduled principal payments prior to the maturity date of the new notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced or defeased);

            (2)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated in right of payment to the new notes, such Refinancing Indebtedness is subordinated in right of payment to the new notes at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively; and

            (3)   shall not include

              (x)   Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of the Parent Guarantor; or

              (y)   Indebtedness, Disqualified Stock or preferred stock of the Parent Guarantor or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

          (o)   Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Parent Guarantor or any Restricted Subsidiary or amalgamated or merged into the Parent Guarantor or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition, amalgamation or merger; provided further that after giving effect to such acquisition, amalgamation or merger, either:

            (1)   the Parent Guarantor would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

            (2)   the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition, amalgamation or merger;

          (p)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (q)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock, including any predelivery payment financing, incurred by the Parent Guarantor or any Restricted Subsidiary, relating to the purchase, lease, acquisition, improvement or modification of any aircraft, engines, spare parts or similar assets, including in the form of financing from aircraft or engine manufacturers or their affiliates and whether through the direct purchase of assets or the Capital Stock or Indebtedness of any Person owning such assets, so long as the amount of such Indebtedness does not exceed the purchase price of such aircraft or assets and any improvements or modifications thereto and is incurred not later than 270 days after the date of such purchase, lease, acquisition, improvement or modification;

          (r)   Indebtedness of the Parent Guarantor or any Restricted Subsidiary consisting of the guarantee of obligations of joint ventures in a Similar Business which are not Subsidiaries supported by a contractual obligation by (1) the joint venture to repay any amounts advanced pursuant to such guarantee or (2) the joint venture partners to repay a proportion of any amounts advanced pursuant to such guarantee equal to their ownership of such joint venture in an aggregate principal amount not to exceed 7.5% of Total Assets at any one time outstanding pursuant to this clause (r);

          (s)   Indebtedness of the Parent Guarantor or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

          (t)    Indebtedness of the Parent Guarantor or any Restricted Subsidiary arising in connection with trade creditors or customers or endorsements of instruments for deposit, in each case, in the ordinary course of business;

          (u)   an investment in the form of Indebtedness incurred by a joint venture that constitutes a Restricted Subsidiary of the Parent Guarantor; and

          (v)   Indebtedness incurred by the Parent Guarantor or any Restricted Subsidiary secured by Junior Securities in an aggregate principal amount not to exceed 5.0% of Total Assets any one time outstanding.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (a) through (u) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Parent Guarantor, in its sole discretion, may classify or reclassify such item of Indebtedness in any manner that complies with this covenant and the Parent Guarantor may divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Indenture will provide that neither the Parent Guarantor nor the Issuer will, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or the Parent Guarantor unless such Indebtedness is expressly subordinated in right of payment to the new notes or the Guarantee of the Parent Guarantor to the extent and in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of the Issuer or the Parent Guarantor.

        The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

  Liens

        The Parent Guarantor will not create, incur, assume or otherwise cause or suffer to exist or become effective any Lien that secures obligations under any Indebtedness of the Parent Guarantor, the Issuer or any Guarantor (the "Initial Lien") of any kind upon any of its property or assets, now owned or hereafter acquired, except any Initial Lien if (i) the new notes are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien.

        Any Lien created for the benefit of the Holders of the notes pursuant to clause (i) of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

  Amalgamation, Merger, Consolidation or Sale of All or Substantially All Assets

        Neither the Issuer nor the Parent Guarantor may consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer or the Parent Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

          (1)   the Issuer or the Parent Guarantor, as the case may be, shall be the surviving corporation or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer or the Parent Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of a Permitted Jurisdiction (such Person, as the case may be, being herein called the "Successor Company");

          (2)   the Successor Company, if other than the Issuer or the Parent Guarantor, expressly assumes all the obligations of the Issuer or the Parent Guarantor, as applicable, under the Indenture and the new notes pursuant to a supplemental indenture;

          (3)   immediately after such transaction no Default or Event of Default exists;

          (4)   immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

            (A)  the Successor Company, if to the Parent Guarantor, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or

            (B)  the Fixed Charge Coverage Ratio for the Successor Company, if to the Parent Guarantor, and the Restricted Subsidiaries would be greater than such ratio for the Parent Guarantor and the Restricted Subsidiaries immediately prior to such transaction; and

          (5)   the Issuer, the Parent Guarantor or such Successor Company, as applicable, shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

        The Successor Company will succeed to, and be substituted for, the Issuer or the Parent Guarantor, as applicable, under the Indenture, the new notes and the Note Guarantee of the Parent Guarantor. Notwithstanding the foregoing clauses (3) and (4),

          (a)   any Restricted Subsidiary may consolidate with, amalgamate or merge into or transfer all or part of its properties and assets to the Issuer or the Parent Guarantor; and

          (b)   the Issuer or the Parent Guarantor may amalgamate or merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer or the Parent Guarantor, as the case may be, in any Permitted Jurisdiction so long as the amount of Indebtedness of the Parent Guarantor and the Restricted Subsidiaries is not increased thereby.

  Transactions with Affiliates

        The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent Guarantor (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, unless:

          (a)   such Affiliate Transaction is on terms that are not materially less favorable to the Parent Guarantor or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent Guarantor or such Restricted Subsidiary with an unrelated Person; and

          (b)   the Parent Guarantor delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the disinterested members of the Board of Directors, if any, approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (a) above.

        The foregoing provisions will not apply to the following:

          (1)   transactions between or among the Parent Guarantor and/or any of the Restricted Subsidiaries;

          (2)   Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and Permitted Investments;

          (3)   the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Parent Guarantor or any Restricted Subsidiary;

          (4)   transactions in which the Parent Guarantor or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer, the Parent Guarantor or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

          (5)   payments or loans (or cancellation of loans) to employees or consultants of the Parent Guarantor, or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Parent Guarantor in good faith;

          (6)   any agreement as in effect as of the Closing Date, or any amendment thereto (so long as any such amendment, taken as a whole, is no less favorable to the Parent Guarantor and its Restricted Subsidiaries than the agreement in effect on the date of the Indenture (as determined by the Board of Directors of the Parent Guarantor in good faith));

          (7)   the existence of, or the performance by the Parent Guarantor or any of its Restricted Subsidiaries of its obligations under the terms of, any limited liability company, limited partnership or other Organizational Document or joint venture, investors or shareholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Parent Guarantor or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement, taken as a whole, is no less favorable to the Parent Guarantor and its Restricted Subsidiaries than the agreement in effect on the date of the Indenture (as determined by the Board of Directors of the Parent Guarantor in good faith);

          (8)   transactions with customers, clients, suppliers, trade creditors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture;

          (9)   the issuance of Equity Interests (other than Disqualified Stock) of the Parent Guarantor to any Affiliate of the Parent Guarantor and other customary rights in connection therewith;

          (10) transactions or payments pursuant to any employee, officer or director compensation (including bonuses) or benefit plans, employment agreements, severance agreement, indemnification agreements or any similar arrangements entered into in the ordinary course of business or approved by the Board of Directors of the Parent Guarantor;

          (11) transactions in the ordinary course with (i) Unrestricted Subsidiaries or (ii) joint ventures in which the Parent Guarantor or a Subsidiary of the Parent Guarantor holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) so long as the terms of any such transactions are no less favorable to the Parent Guarantor or Subsidiary participating in such joint ventures than they are to other joint venture partners;

          (12) transactions with a Person (other than an Unrestricted Subsidiary of the Parent Guarantor) that is an Affiliate of the Parent Guarantor solely because the Parent Guarantor owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (13) transactions involving Securitization Assets, or participations therein, in connection with any Qualified Securitization Financing;

          (14) services provided by the Parent Guarantor or a Restricted Subsidiary to a Restricted Subsidiary or Affiliate under an agreement in respect of (a) aircraft, airframe and engines, (b) all parts, including replacement parts, of whatever nature, which are from time to time included within the airframes or engines or owned separately by the Parent Guarantor or any of its Subsidiaries, (c) aircraft documents, (d) leases to which the Parent Guarantor or any of its Subsidiaries is or may from time to time be party with respect to an aircraft engine or part and (e) all asset backed securities or other instruments secured directly or indirectly by aircraft, airframe, engines or parts all in the ordinary course of business and consistent with past practice; and

          (15) any transaction with an Affiliate where the only consideration paid by the Parent Guarantor or any Restricted Subsidiary is the issuance of Equity Interests (other than Disqualified Stock).

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

          (a)   (1)    pay dividends or make any other distributions to the Parent Guarantor or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

            (2)   pay any Indebtedness owed to the Parent Guarantor or any Restricted Subsidiary;

          (b)   make loans or advances to the Parent Guarantor or any Restricted Subsidiary; or

          (c)   sell, lease or transfer any of its properties or assets to the Parent Guarantor or any Restricted Subsidiary.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   contractual encumbrances or restrictions in effect on the Closing Date;

          (2)   the Indenture and the new notes;

          (3)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

          (4)   applicable law or any applicable rule, regulation or order;

          (5)   any agreement or other instrument of a Person acquired by the Parent Guarantor or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (6)   contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

          (7)   secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (8)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (9)   customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

          (10) customary provisions contained in leases and other agreements entered into in the ordinary course of business;

          (11) any such encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement governing Indebtedness, Disqualified Stock or preferred stock incurred by such Foreign Subsidiary that was permitted by the terms of the Indenture to be incurred;

          (12) any such encumbrance or restriction pursuant to an agreement governing Indebtedness incurred pursuant to the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," which encumbrances or restrictions are, in the good faith judgment of the Parent Guarantor's Board of Directors not materially more restrictive, taken as a whole, than customary provisions in comparable financings and that the management of the Parent Guarantor determines, at the time of such financing, will not materially impair the Parent Guarantor's ability to make payments as required under the new notes;

          (13) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Parent Guarantor's Board of Directors, no more restrictive, taken as a whole, with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

          (14) restrictions created in connection with any Qualified Securitization Financing that, in the good faith determination of the Parent Guarantor, are necessary or advisable to effect such Qualified Securitization Financing.

Reports and Other Information

        Notwithstanding that the Parent Guarantor may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture will require the Parent Guarantor to file with the SEC (and make available to the Trustee and Holders of the notes (without exhibits), without cost to each Holder, within 15 days after it files them with the SEC),

          (a)   within 120 days (or any time period then in effect under the rules and regulations of the Exchange Act for a non-accelerated filer) plus any grace period provided by Rule 12b-25 under the Exchange Act, after the end of each fiscal year, annual reports on Form 20-F, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

          (b)   within 75 days (or any time period then in effect under the rules and regulations of the Exchange Act), after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K, containing the information required to be contained therein, or any successor or comparable form;

          (c)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K, or any successor or comparable form; and

          (d)   any other information, documents and other reports which the Parent Guarantor would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided that the Parent Guarantor shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of new notes, in addition to providing such information to the Trustee and the Holders of the new notes, in each case within 15 days after the time the Parent Guarantor would be required to file such information with the SEC, if it were subject to Section 13 or 15(d) of the Exchange Act.

Events of Default and Remedies

        The following events constitute "Events of Default" under the Indenture:

          (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the new notes issued under the Indenture;

          (2)   default for 30 days or more in the payment when due of interest on or with respect to the new notes issued under the Indenture;

          (3)   failure by the Parent Guarantor or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee to the Parent Guarantor or by Holders of at least 25% in aggregate principal amount of the new notes then issued and outstanding under the Indenture to the Parent Guarantor (with a copy to the Trustee) to comply with any of its other agreements in the Indenture or the new notes;

          (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Parent Guarantor or any Restricted Subsidiary or the payment of which is guaranteed by the Parent Guarantor or any Restricted Subsidiary, other than (a) Indebtedness owed to the Parent Guarantor or a Restricted Subsidiary, or (b) secured Indebtedness of a Restricted Subsidiary as to which the Parent Guarantor delivers to the Trustee an Officers' Certificate certifying a resolution adopted by the Board of Directors to the effect that the obligees of such Indebtedness have no recourse to the assets of the Issuer or any Guarantor and that the Board of Directors have determined in good faith that the assets of the applicable Restricted Subsidiary have a Fair Market Value less than the amount of such outstanding Indebtedness, whether such Indebtedness or guarantee now exists or is created after the issuance of the new notes, if both:

            (A)  such default either:

      •
      results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods); or

      •
      relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

            (B)  the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding, in each case without such acceleration having been rescinded, annulled or otherwise cured; provided that if any such acceleration is being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, then the event of default by reason thereof would not deemed to have occurred until the conclusion of such proceedings;

          (5)   failure by the Parent Guarantor or any Significant Subsidiary to pay final judgments for the payment of money aggregating in excess of $50.0 million (to the extent not adequately covered by insurance as to which a solvent insurance company has not denied coverage or an indemnity by a third party with an Investment Grade Rating from any Rating Agency), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance or indemnity, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

          (6)   certain events of bankruptcy or insolvency with respect to the Parent Guarantor or any Significant Subsidiary.

        If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee, by notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the then outstanding notes issued under the Indenture, by notice to the Issuer (with a copy to the Trustee), may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes issued under the Indenture to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Indenture will provide that the Trustee may withhold from Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. The Trustee shall have no obligation to accelerate the notes.

        The Indenture will provide that the Holders of a majority in aggregate principal amount of the then outstanding notes issued thereunder by notice to the Trustee may on behalf of the Holders of all of such notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

          (x)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

          (y)   the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

          (z)   if the default that is the basis for such Event of Default has been cured.

        The Indenture will provide that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Parent Guarantor, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Shareholders

        No director, officer, employee, incorporator or shareholder of the Issuer or the Parent Guarantor shall have any liability for any obligations of the Issuer or the Parent Guarantor under the new notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the notes issued under the Indenture ("Legal Defeasance") and all obligations of any Subsidiary of the Parent Guarantor that is a Gurantor discharged with respect to its Guarantee and cure all then existing Events of Default except for:

          (1)   the rights of Holders of notes issued under the Indenture to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due solely out of the trust created pursuant to the Indenture,

          (2)   the Issuer's obligations with respect to notes issued under the Indenture concerning issuing temporary notes, registration of such notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith, and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Parent Guarantor and the Issuer) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes issued under the Indenture:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the notes issued under the Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the notes;

          (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States confirming that, subject to customary assumptions and exclusions, (i) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or (ii) since the issuance of the notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the Indenture) to which, the Issuer or the Parent Guarantor is a party or by which the Issuer or the Parent Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith);

          (6)   the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

          (7)   the Issuer shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when either

          (a)   all such notes theretofore authenticated and delivered, except lost stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

          (b)   (1)    all such notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, and the Issuer or the Parent Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (2)   no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or the granting of Liens in connection therewith) with respect to the Indenture or the notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or the Parent Guarantor is a party or by which the Issuer or the Parent Guarantor is bound (other than an instrument to be terminated contemporaneously with or prior to the borrowing of funds to be applied to make such deposit and the granting of Liens in connection therewith);

            (3)   the Issuer or the Parent Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

            (4)   the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Paying Agent and Registrar for the New Notes

        The Issuer will maintain one or more paying agents for the new notes. The initial paying agent for the new notes will be the Trustee.

        The Issuer will also maintain a registrar.

        The initial registrar will be the Trustee. The registrar will maintain a register reflecting ownership of the new notes outstanding from time to time and will facilitate transfers of notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrar without prior notice to the Holders. The Issuer may act as a paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange new notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any new note selected for redemption. Also, the Issuer is not required to transfer or exchange any new note for a period of 15 days before a selection of new notes to be redeemed.

        The registered Holder of a new note will be treated as the owner of the new note for all purposes.

Amendment, Supplement and Waiver

        Except as provided in the next four succeeding paragraphs, the Indenture and the new notes issued thereunder may be amended or supplemented with the consent of the Holders of a majority in principal amount of the new notes then outstanding and issued under the Indenture, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, new notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the new notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding new notes issued under the Indenture, other than new notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for new notes).

        The Indenture will provide that, without the consent of each Holder affected, an amendment or waiver may not, with respect to any new notes issued under the Indenture and held by a non-consenting Holder:

          (1)   reduce the principal amount of new notes whose Holders must consent to an amendment, supplement or waiver,

          (2)   reduce the principal of or change the fixed maturity of any such note or alter or waive the provisions with respect to the redemption of the new notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders"),

          (3)   reduce the rate of or change the time for payment of interest on any new note,

          (4)   waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the new notes issued under the Indenture, except a rescission of acceleration of the new notes by the Holders of at least a majority in aggregate principal amount of the new notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture which cannot be amended or modified without the consent of all Holders,

          (5)   make any note payable in money other than that stated in the new notes,

          (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the new notes,

          (7)   make any change in these amendment and waiver provisions,

          (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's new notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's new notes, or

          (9)   make any change to or modify the ranking of the new notes that would adversely affect the Holders.

        Notwithstanding the foregoing, without the consent of any Holder, the Issuer, the Parent Guarantor and the Trustee may amend or supplement the Indenture, or the new notes:

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to comply with the covenant relating to amalgamations, mergers, consolidations and sales of assets;

          (3)   to provide for the assumption of the obligations of the Issuer or any Guarantor to Holders;

          (4)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under the Indenture of any such Holder;

          (5)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or the Parent Guarantor;

          (6)   to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (7)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

          (8)   to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

          (9)   to add guarantees of the new notes under the Indenture in accordance with the terms of the Indenture; or

          (10) to conform the text of the Indenture or the new notes to any provision of the "Description of the New Notes" to the extent that such provision in the "Description of the New Notes" was intended by the Issuer to be a verbatim recitation of a provision of the Indenture or the new notes, such intention to be evidenced by an Officers' Certificate of the Issuer delivered to the Trustee.

        The consent of the holders of the new notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Indenture will provide that the Holders of a majority in principal amount of the outstanding notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man under the circumstances in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Governing Law

        The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is amalgamated or merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, as determined by the Issuer with respect to any note on any Redemption Date, the excess of:

          (1)   the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such note through the stated maturity date of the notes (excluding accrued but unpaid interest to the redemption date), discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 50 basis points; over

          (2)   the principal amount of the notes to be redeemed.

        "Asset Sale" means

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related or substantially concurrent transactions, of property or assets (including by way of a sale and leaseback) of the Parent Guarantor or any Restricted Subsidiary (each referred to in this definition as a "disposition"), or

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related or substantially concurrent transactions (other than preferred stock of Restricted Subsidiaries issued in compliance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") in each case, other than:

            (a)   a disposition of Cash Equivalents or dispositions of any surplus, obsolete, damaged or worn out assets in the ordinary course of business, or any disposition of inventory or goods held for sale in the ordinary course of business;

            (b)   the disposition of all or substantially all of the assets of the Parent Guarantor in a manner permitted pursuant to the provisions described above under "—Certain Covenants—Amalgamation, Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

            (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "—Certain Covenants—Limitation on Restricted Payments";

            (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $10.0 million;

            (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Parent Guarantor or by the Parent Guarantor or a Restricted Subsidiary to a Restricted Subsidiary;

            (f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

            (g)   the lease, assignment, sub-lease or license of any real or personal property, including any aircraft, in each case in the ordinary course of business;

            (h)   the sale of aircraft, engines, spare parts or similar assets, or Capital Stock of any entity owning any of the foregoing, in the ordinary course of business;

            (i)    any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (j) of the definition of Permitted Investments);

            (j)    foreclosures on assets;

            (k)   (i) sales of accounts receivable, or participations therein, in connection with the Credit Facilities, (ii) any disposition of Securitization Assets in connection with any Qualified Securitization Financing and (iii) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof or in bankruptcy or similar proceeding;

            (l)    the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claim of any kind, in each case, in the ordinary course of business;

            (m)  the creation of a Lien;

            (n)   sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

            (o)   any financing transaction with respect to property built or acquired by the Parent Guarantor or any Restricted Subsidiary after the Closing Date, including, without limitation, sale leasebacks and asset securitizations permitted by the Indenture.

        "Capital Markets Debt" means any debt securities (other than (i) a Qualified Securitization Financing or (ii) a debt issuance guaranteed by an export credit agency (including the Export-Import Bank of the United States)) issued in the capital markets by the Parent Guarantor or any Subsidiary, whether issued in a public offering or private placement, including pursuant to Section 4(2) of the Securities Act or Rule 144A, Regulation S or Regulation D under the Securities Act.

        "Capital Stock" means

          (1)   in the case of a corporation, corporate stock,

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

          (3)   in the case of a partnership or limited liability company, partnership, membership interests (whether general or limited) or shares in the capital of a company, and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Equivalents" means

          (1)   United States dollars,

          (2)   pounds sterling,

          (3)   (a)    euro, or any national currency of any participating member state in the European Union,

            (b)   Canadian dollars, or

            (c)   in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,

          (4)   securities issued or directly and fully and unconditionally guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

          (5)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million,

          (6)   repurchase obligations for underlying securities of the types described in clauses (4) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above,

          (7)   commercial paper rated at least P-2 by Moody's or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof,

          (8)   investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above,

          (9)   readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof or any Province of Canada having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 24 months or less from the date of acquisition and

          (10) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 12 months or less from the date of acquisition.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means:

          (1)   any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the voting power of the Parent Guarantor's Voting Stock;

          (2)   the Parent Guarantor ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of the Issuer, other than director's qualifying shares and other shares required to be issued by law;

          (3)   during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent Guarantor, as the case may be (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of the Parent Guarantor was approved by a vote of the majority of the directors of the Parent Guarantor then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (who cannot include persons not elected by or recommended for election by the then-incumbent Board of

  Directors unless such Board of Directors determines reasonably and in good faith that failure to approve any such persons as members of the Board of Directors could reasonably be expected to violate a fiduciary duty under applicable law)), cease for any reason to constitute a majority of the Board of Directors of the Parent Guarantor;

          (4)   (a) all or substantially all of the assets of the Parent Guarantor and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) the Parent Guarantor amalgamates, consolidates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into the Parent Guarantor, in either case under this clause (4), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Parent Guarantor, immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of the Parent Guarantor, or the applicable surviving or transferee Person; provided that this clause shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total voting power of the Parent Guarantor, or the applicable surviving or transferee Person or (ii) to an amalgamation or a merger of the Parent Guarantor with or into (x) a corporation, limited liability company or partnership or (y) a wholly-owned subsidiary of a corporation, limited liability company or partnership that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders), which beneficially owns Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such entity and, in the case of clause (y), the parent of such wholly-owned subsidiary guarantees the Parent Guarantor's obligations under the notes and the Indenture; or

          (5)   the Parent Guarantor shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of the Parent Guarantor.

        "Change of Control Triggering Event" means the occurrence of both a (1) Change of Control and (ii) a Rating Decline.

        "Closing Date" means May 22, 2012.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees, amortization in relation to terminated Hedging Obligations and amortization of net lease discounts and lease incentives, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (a)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of or hedge ineffectiveness expenses of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133—"Accounting for Derivative Instruments and Hedging Activities," (iii) all commissions, discounts and other fees and charges owed with respect to letters of credit or relating to any Qualified Securitization Financing; and excluding (i)  non-cash interest expense attributable to the amortization of gains or losses resulting from the termination prior to the Closing Date of Hedging Obligations), (ii) the interest component of Capitalized Lease Obligations and net payments, if any, pursuant to interest rate Hedging Obligations, and (iii) amortization of deferred financing fees and any expensing of other financing fees), and

          (b)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

          (c)   interest income for such period.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

          (1)   any net after-tax extraordinary, non-recurring or unusual gains or losses, including sales or other dispositions of assets under a Securitization Financing other than in the ordinary course of business, (less all fees and expenses relating thereto) or expenses (including, without limitation, relating to severance, relocation and new product introductions) shall be excluded,

          (2)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

          (3)   any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

          (4)   any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Parent Guarantor, shall be excluded,

          (5)   the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Parent Guarantor shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

          (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (c) (1) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its shareholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of the Parent Guarantor will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Parent Guarantor or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7)   the effects of adjustments resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Closing Date, net of taxes, shall be excluded,

          (8)   any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

          (9)   any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141 shall be excluded, and

          (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Parent Guarantor and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Parent Guarantor and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Parent Guarantor or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (A)  for the purchase or payment of any such primary obligation or

            (B)  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means one or more debt facilities, or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Parent Guarantor or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by a senior vice president or the principal financial officer of the

Parent Guarantor, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Designated Preferred Stock" means preferred shares of the Parent Guarantor (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by a senior vice president or the principal financial officer of the Parent Guarantor on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the "—Certain Covenants—Limitation on Restricted Payments" covenant.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Parent Guarantor or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent Guarantor or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (without duplication)

          (a)   provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

          (b)   Consolidated Interest Expense (and other components of Fixed Charges to the extent changes in GAAP after the Closing Date result in such components reducing Consolidated Net Income) of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

          (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

          (d)   any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by the Indenture (whether or not successful), including such fees, expenses or charges related to the offering of the notes and the Credit Facilities, and deducted in computing Consolidated Net Income, plus

          (e)   the amount of any restructuring charge deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date, plus

          (f)    any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

          (g)   the amount of any non-controlling interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests), plus

          (h)   any net loss (or minus any gain) resulting from currency exchange risk Hedging Obligations, plus

          (i)    foreign exchange loss (or minus any gain) on debt, plus

          (j)    Securitization Fees and the amount of loss on sale of Securitization Assets and related assets to a Securitization Subsidiary in connection with a Qualified Securitization Financing, to the extent deducted in determining Consolidated Net Income, plus

          (k)   expenses related to the implementation of an enterprise resource planning system, less

          (l)    non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common shares or preferred shares of the Parent Guarantor (excluding Disqualified Stock), other than

          (a)   public offerings with respect to the Parent Guarantor's common shares registered on Form S-8;

          (b)   any such public or private sale that constitutes an Excluded Contribution; and

          (c)   any sales to the Parent Guarantor or any of its Subsidiaries.

        "euro" means the single currency of participating member states of the EMU.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Parent Guarantor from

          (a)   contributions to its common equity capital, and

          (b)   the sale (other than to a Subsidiary of the Parent Guarantor or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Parent Guarantor) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Parent Guarantor,

in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by a senior vice president or the principal financial officer of the Parent Guarantor on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments."

        "Existing Indebtedness" means Indebtedness of the Parent Guarantor or the Restricted Subsidiaries in existence on the Closing Date, plus interest accruing thereon.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief executive officer, chief financial officer, chief accounting officer or controller of the Parent Guarantor or the Restricted Subsidiary, which determination will be conclusive (unless otherwise provided in the indenture).

        "Fitch" means Fitch, Inc.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Parent Guarantor or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than reductions in amounts outstanding under revolving facilities unless accompanied by a corresponding termination of commitment) or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, amalgamations, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Parent Guarantor or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, amalgamations, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was amalgamated or merged with or into the Parent Guarantor or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, amalgamation, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, amalgamation, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent Guarantor (including pro forma expense and cost reductions, regardless of whether these cost savings could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent Guarantor to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Parent Guarantor may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of

          (a)   Consolidated Interest Expense,

          (b)   all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person, and

          (c)   all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock.

        "Foreign Subsidiary" means any subsidiary of the Parent Guarantor or the Issuer that is not incorporated in or organized under the laws of the United States or the Netherlands.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Closing Date. At any time after the Closing Date, the Parent Guarantor may elect to apply IFRS accounting principles in lieu of GAAP for purposes of calculations hereunder and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture); provided that calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Parent Guarantor's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Parent Guarantor shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of notes.

        "Government Securities" means securities that are

          (a)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

          (b)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantor" means the Parent Guarantor or any Person that executes a Note Guarantee in accordance with the provisions of the Indenture and its respective successors and assigns.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under

          (a)   currency exchange, interest rate, inflation or commodity swap agreements, currency exchange, interest rate, inflation or commodity cap agreements and currency exchange, interest rate, inflation or commodity collar agreements; and

          (b)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, inflation or commodity prices.

        "Holder" means a Person in whose name a note is registered in the register.

        "Indebtedness" means, with respect to any Person,

          (a)   any indebtedness (including principal and premium) of such Person, whether or not contingent

            (1)   in respect of borrowed money,

            (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without double counting, reimbursement agreements in respect thereof),

            (3)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, or

            (4)   representing any Hedging Obligations,

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

          (b)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

          (c)   to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person;

provided, however, that Contingent Obligations shall be deemed not to constitute Indebtedness; and obligations under or in respect of a Qualified Securitization Financing shall not be deemed to constitute Indebtedness.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Parent Guarantor, qualified to perform the task for which it has been engaged.

        "Investment Grade Rating" means a rating equal to or higher than BBB (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel, moving and similar advances to officers, directors and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Parent Guarantor in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments,"

          (1)   "Investments" shall include the portion (proportionate to the Parent Guarantor's equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Parent Guarantor at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent Guarantor shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to

            (x)   the Parent Guarantor's "Investment" in such Subsidiary at the time of such redesignation less

            (y)   the portion (proportionate to the Parent Guarantor's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Parent Guarantor.

        "Junior Securities" means any subordinated debt held by the Parent Guarantor or any Restricted Subsidiary that qualifies as Capital Stock.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Management Group" means at any time, the Chairman of the Board, any President, any Executive Vice President or Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of the Parent Guarantor or any Subsidiary of the Parent Guarantor at such time.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Parent Guarantor or any Restricted Subsidiary in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness secured by a Lien permitted under the Indenture required (other than required by clause (1) of the second paragraph of clause (a) "—Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Parent Guarantor as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Parent Guarantor after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the board of directors, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or the Parent Guarantor, as applicable.

        "Officers' Certificate" means a certificate signed on behalf of the Parent Guarantor or the Issuer, as applicable, by two Officers of the Parent Guarantor or the Issuer, as applicable, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Parent Guarantor or Issuer, as applicable, that meets the requirements set forth in the Indenture.

        "Organizational Documents" mean, with respect to (a) the Issuer, the articles of association (statuten), (b) the Parent Guarantor, the articles of association (statuten) and (c) any other person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person, (v) in the case of any trust, the declaration of trust and trust agreement (or similar document) of such person and (vi) in any other case, the functional equivalent of the foregoing.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Parent Guarantor or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with the "Asset Sales" covenant.

        "Permitted Holders" means the collective reference to Cerberus Capital Management, L.P., Waha Capital, their Affiliates and the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means

          (a)   any Investment in the Parent Guarantor or any Restricted Subsidiary;

          (b)   any Investment in cash and Cash Equivalents;

          (c)   any Investment by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor in a Person if as a result of such Investment:

            (1)   such Person becomes a Restricted Subsidiary; or

            (2)   such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent Guarantor or a Restricted Subsidiary;

          (d)   any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "—Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (e)   any Investment existing on the Closing Date;

          (f)    advances to employees not in excess of $5.0 million outstanding at any one time, in the aggregate;

          (g)   any Investment acquired by the Parent Guarantor or any Restricted Subsidiary:

            (1)   in exchange for any other Investment or accounts receivable held by the Parent Guarantor or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Parent Guarantor of such other Investment or accounts receivable; or

            (2)   as a result of a foreclosure by the Parent Guarantor or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (h)   any Investments in Hedging Obligations entered into in the ordinary course of business;

          (i)    loans to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

          (j)    any Investment having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (j) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $300.0 million and (y) 3.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (k)   Investments the payment for which consists of Equity Interests of the Parent Guarantor (exclusive of Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under the covenant described in "—Certain Covenants—Limitation on Restricted Payments";

          (l)    guarantees of Indebtedness permitted under the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (m)  any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transactions with Affiliates";

          (n)   Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

          (o)   repurchases of the notes;

          (p)   any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent Guarantor or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

          (q)   any Investment in a Person (other than the Parent Guarantor or a Restricted Subsidiary) pursuant to the terms of any agreements in effect on the Closing Date and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded (after giving effect to write-downs or write-offs with respect to such Investment), and is made in the same Person as the Investment replaced, refinanced or refunded;

          (r)   endorsements for collection or deposit in the ordinary course of business;

          (s)   Investments relating to any Securitization Subsidiary that, in the good faith determination of the Board of Directors of the Parent Guarantor, are necessary or advisable to effect any Qualified Securitization Financing;

          (t)    Investments in property and other assets which after such Investments are owned by the Parent Guarantor or any Restricted Subsidiary; and

          (u)   Investments in Permitted Joint Ventures in an aggregate amount that taken together with all other Investments made pursuant to this clause (u) that are at that time outstanding, does not exceed the greater of $300.0 million and 3.0% of Total Assets, and as of the date of making such Investment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

        "Permitted Joint Venture" means any agreement, contract or other arrangement between the Parent Guarantor or any Restricted Subsidiary and any person engaged principally in a Similar Business that permits one party to share risks or costs, comply with regulatory requirements or satisfy other business objectives customarily achieved through the conduct of such Similar Business jointly with third parties.

        "Permitted Jurisdiction" means any of the United States, any state thereof, the District of Columbia, or any territory thereof, any member state of the Pre-Expansion European Union, Switzerland, Bermuda, the Cayman Islands, Switzerland or Singapore.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, or premiums to insurance carriers, in each case incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's, materialmen's, landlords', workmen's, suppliers', repairmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (3)   Liens for taxes, assessments or other governmental charges or levies not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, minor title deficiencies, easements or reservations of, or rights of others for, licenses, rights-of-way, covenants, encroachments, protrusions, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   Liens existing on the Closing Date;

          (7)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the issuer or any Restricted Subsidiary;

          (8)   Liens on property at the time the Parent Guarantor or a Restricted Subsidiary acquired the property, including any acquisition by means of an amalgamation or a merger or consolidation with or into the Parent Guarantor or any Restricted Subsidiary; provided, however, that the Liens may not extend to any other property owned by the Parent Guarantor or any Restricted Subsidiary;

          (9)   Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Parent Guarantor or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (10) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien;

          (11) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (12) leases and subleases of real property granted to others in the ordinary course of business and which do not materially interfere with the ordinary conduct of the business of the Parent Guarantor or any of the Restricted Subsidiaries;

          (13) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Parent Guarantor and its Restricted Subsidiaries in the ordinary course of business;

          (14) Liens in favor of the Issuer or the Parent Guarantor;

          (15) Liens on equipment of the Parent Guarantor or any Restricted Subsidiary granted in the ordinary course of business to the Parent Guarantor's client at which such equipment is located;

          (16) Liens on Securitization Assets and related assets incurred in connection with a Qualified Securitization Financing;

          (17) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (14), (26) and (28); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (14), (26) and (28) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) the new Lien has no greater priority and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the notes and Holders thereof than the original Liens and the related Indebtedness;

          (18) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $150.0 million;

          (19) Licenses or sublicenses in the ordinary course of business;

          (20) Liens securing judgments, attachments or awards for the payment of money not constituting an Event of Default under clause (5) under the caption "Events of Default and Remedies" so long as (a) such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired or (b) such Liens are supported by an indemnity by a third party with an Investment Grade Rating;

          (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (23) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (24) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent Guarantor or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Guarantor and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Guarantor or any of its Restricted Subsidiaries in the ordinary course of business;

          (25) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Parent Guarantor or any Restricted Subsidiary in the ordinary course of business;

          (26) Liens securing Indebtedness permitted to be incurred pursuant to clause (d) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that Liens extend only to the assets so financed, purchased, constructed or improved;

          (27) Liens placed on the Capital Stock of any non-Wholly-Owned Subsidiary or joint venture in the form of a transfer restriction, purchase option, call or similar right of a third party joint venture partner;

          (28) Liens securing Indebtedness permitted to be incurred pursuant to clause (q) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that Liens extend only to the assets so financed and any assets or Capital Stock of any Restricted Subsidiary incurring such Indebtedness;

          (29) (i) Leases of aircraft, engines, spare parts or similar assets of the Parent Guarantor or its Restricted Subsidiaries granted by such person, in each case entered into in the ordinary course of the Parent Guarantor or its Restricted Subsidiaries' operating leasing business. (ii) "Permitted Liens" or similar terms under any lease or (iii) any Lien which the lessee under any lease is required to remove;

          (30) Bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Parent Guarantor or its Restricted Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; and

          (31) Liens securing Indebtedness permitted to be incurred pursuant to clause (v) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

        For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Issuer may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Issuer may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Pre-Expansion European Union" means the European Union as of January 1, 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became or becomes a member of the European Union after January 1, 2004; provided that "Pre-Expansion European Union" shall not include any country whose long-term debt does not have a long-term rating of at least "AA" by S&P or at least "Aa2" by Moody's or the equivalent rating category of another Rating Agency.

        "preferred stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the board of directors in good faith.

        "Qualified Securitization Financing" means any Securitization Financing of a Securitization Subsidiary, the financing terms, covenants, termination events and other provisions of which, including any Standard Securitization Undertakings, shall be market terms.

        "Rating Agencies" means Fitch, Moody's and S&P or if any of Fitch, Moody's or S&P or all three shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for any of Fitch, Moody's or S&P or all three, as the case may be.

        "Rating Date" means the date which is the day prior to the initial public announcement by the Parent Guarantor or the proposed acquirer that (i) the acquirer has entered into one or more binding agreements with the Parent Guarantor and/or shareholders of the Parent Guarantor that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of the Parent Guarantor.

        "Rating Decline" shall be deemed to occur if on the 60th day following the occurrence of a Change of Control the rating of the notes by two Rating Agencies, if the notes are rated by all three Rating Agencies, or either Rating Agency, if the notes are only rated by two Rating Agencies, shall have been (i) withdrawn or (ii) downgraded, by one or more degradations, from the ratings in effect on the Rating Date.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Parent Guarantor or a Restricted Subsidiary in exchange for assets transferred by the Parent Guarantor or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Parent Guarantor (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard and Poor's Ratings Group.

        "Securities Act" means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

        "Securitization Assets" means the accounts receivable, lease, royalty or other revenue streams and other rights to payment and all related assets (including contract rights, books and records, all collateral securing any and all of the foregoing, all contracts and all guarantees or other obligations in respect of any and all of the foregoing and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving any and all of the foregoing) and the proceeds thereof in each case pursuant to a Securitization Financing.

        "Securitization Fees" means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing.

        "Securitization Financing" means one or more transactions or series of transactions that may be entered into by the Parent Guarantor and/or any Restricted Subsidiary pursuant to which the Parent Guarantor or any Restricted Subsidiary may sell, convey or otherwise transfer Securitization Assets to (a) a Securitization Subsidiary (in the case of a transfer by the Parent Guarantor or any of the Restricted Subsidiaries that are not Securitization Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of the Parent Guarantor or any Restricted Subsidiary.

        "Securitization Subsidiary" means a Restricted Subsidiary (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Parent Guarantor or any Restricted Subsidiary makes an Investment and to which the Parent Guarantor or any Restricted Subsidiary transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Parent Guarantor or a Restricted Subsidiary, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Parent Guarantor or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Parent Guarantor or any Restricted Subsidiary, other than another Securitization Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent Guarantor or any Restricted Subsidiary, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Parent Guarantor or any Restricted Subsidiary, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization

Undertakings and (b) to which none of the Parent Guarantor or any other Restricted Subsidiary, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Parent Guarantor or such other Person shall be evidenced by a resolution of the Board of Directors of the Parent Guarantor or such other Person giving effect to such designation.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

        "Similar Business" means any business conducted or proposed to be conducted by the Parent Guarantor and its Restricted Subsidiaries on the date of the Indenture or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Parent Guarantor or any Restricted Subsidiary that are customary for a seller or servicer of assets in a Securitization Financing.

        "Subordinated Indebtedness" means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such Guarantor.

        "Subsidiary" means, with respect to any Person,

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which 50% or more of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

          (2)   any partnership, joint venture, limited liability company or similar entity of which

            (x)   50% or more of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" means the total assets of the Parent Guarantor and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Parent Guarantor for which internal financial statements are available immediately preceding the date on which any calculation of Total Assets is being made, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

        "Treasury Rate" means, as of any redemption date, the rate per annum equal to the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the stated maturity date of the notes; provided, however, that if the period from the redemption date to the stated maturity date of the notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

  "Unrestricted Subsidiary" means

          (1)   any Subsidiary of the Parent Guarantor which at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of the Parent Guarantor, as provided below) and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The board of directors of the Parent Guarantor may designate any Subsidiary of the Parent Guarantor (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Parent Guarantor or any Subsidiary of the Parent Guarantor (other than any Subsidiary of the Subsidiary to be so designated); provided that

          (a)   any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Parent Guarantor,

          (b)   such designation complies with the covenants described under "—Certain Covenants—Limitation on Restricted Payments" and

          (c)   each of

            (1)   the Subsidiary to be so designated and

            (2)   its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Parent Guarantor or any Restricted Subsidiary.

        The board of directors of the Parent Guarantor may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either

          (1)   the Parent Guarantor could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first sentence under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or

          (2)   the Fixed Charge Coverage Ratio for the Parent Guarantor and its Restricted Subsidiaries would be greater than such ratio for the Parent Guarantor and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Board of Directors of the Parent Guarantor shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        On the Closing Date, AerCo Limited was an Unrestricted Subsidiary.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

          (2)   the sum of all such payments.

        "Wholly-Owned Restricted Subsidiary" means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

MATERIAL NETHERLANDS AND U.S. FEDERAL TAX CONSIDERATIONS

        The following discussion, subject to the limitations set forth below, describes material tax considerations of the Netherlands and the United States relating to your ownership and disposition of notes. This discussion is based on laws, regulations, rulings and decisions now in effect in the Netherlands and the United States, which, in each case, may change. Any change could apply retroactively and could affect the continued validity of this discussion. This discussion does not purport to be a complete analysis of all tax considerations in the Netherlands or the United States, and this discussion does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax advisors about the tax consequences of holding the notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local and other tax laws.

Material Netherlands Tax Considerations

  General

        The following discussion constitutes the opinion of NautaDutilh N.V., our special Netherlands counsel, of the material Netherlands tax consequences of the holding and disposal of the notes. This discussion does not purport to describe all possible tax considerations or consequences that may be relevant to such holder or prospective holder of notes and should be treated with corresponding caution. Holders are encouraged to consult with their tax advisors with regard to the tax consequences of investing in our notes in their particular circumstances.

  Withholding tax

        All payments of principal and/or interest made by the Issuer under the notes may be made free of withholding or deduction of, for or on account of any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

  Taxes on income and capital gains

        Please note that the summary in this section does not describe the Netherlands tax consequences for:

  (i)
  holders of notes if such holders, and in the case of individuals, his/her partner or certain of their relatives by blood or marriage in the direct line (including foster children), have a substantial interest or deemed substantial interest in the Issuer under the Netherlands Income Tax Act 2001 (in Dutch: "Wet inkomstenbelasting 2001"). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with his/her partner (as defined in the Netherlands Income Tax Act 2001), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company's annual profits and/or to 5% or more of the company's liquidation proceeds. A deemed substantial interest arises if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

  (ii)
  pension funds, investment institutions (in Dutch: "fiscale beleggingsinstellingen"), exempt investment institutions (in Dutch: "vrijgestelde beleggingsinstellingen") (as defined in The

    Netherlands Corporate Income Tax Act 1969; in Dutch: "Wet op de vennootschapsbelasting 1969") and other entities that are exempt from Netherlands corporate income tax; and

  (iii)
  holders of notes who are individuals for whom the notes or any benefit derived from the notes are a remuneration or deemed to be a remuneration for activities performed by such holders or certain individuals related to such holder (as defined in The Netherlands Income Tax Act 2001).

  Residents of the Netherlands

        Generally speaking, if the holder of the notes is an entity that is a resident or deemed to be resident of the Netherlands for Netherlands corporate income tax purposes, any income derived from the notes or any gain or loss realized on the disposal or deemed disposal of the notes is subject to Netherlands corporate income tax at a rate of 25% (a corporate income tax rate of 20% applies with respect to taxable profits up to €200,000, the bracket for 2012).

        If a holder of the notes is an individual, resident or deemed to be resident of the Netherlands for Netherlands income tax purposes (including the non-resident individual holder who has made an election for the application of the rules of the Netherlands Income Tax Act 2001 as they apply to residents of the Netherlands), any income derived from the notes or any gain or loss realized on the disposal or deemed disposal of the notes is taxable at the progressive income tax rates (with a maximum of 52%), if:

  (i)
  the notes are attributable to an enterprise from which the holder of the notes derives a share of the profit, whether as an entrepreneur or as a person who has a co-entitlement to the net worth of such enterprise without being a shareholder (as defined in The Netherlands Income Tax Act 2001); or

  (ii)
  the holder of the notes is considered to perform activities with respect to the notes that go beyond ordinary asset management (in Dutch: "normaal, actief vermogensbeheer") or derives benefits from the notes that are (otherwise) taxable as benefits from other activities (in Dutch: "resultaat uit overige werkzaamheden").

        If the above-mentioned conditions (i) and (ii) do not apply to the individual holder of the notes, such holder will be taxed annually on a deemed income of 4% of his/her net investment assets for the year at an income tax rate of 30%. The net investment assets for the year are the fair market value of the investment assets less the allowable liabilities on 1 January of the relevant calendar year. The notes are included as investment assets. A tax free allowance may be available. An actual gain or loss in respect of the notes is as such not subject to Netherlands income tax.

  Non-residents of the Netherlands

        A holder of the notes that is neither resident nor deemed to be resident of the Netherlands nor has made an election for the application of the rules of the Netherlands Income Tax Act 2001 as they apply to residents of the Netherlands will not be subject to Netherlands taxes on income or capital gains in respect of any income derived from the notes or in respect of any gain or loss realized on the disposal or deemed disposal of the notes, provided that:

  (i)
  such holder does not have an interest in an enterprise or deemed enterprise (as defined in The Netherlands Income Tax Act 2001 and the Netherlands Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the notes are attributable; and

  (ii)
  in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the notes that go beyond ordinary asset management and does not derive benefits from the notes that are (otherwise) taxable as benefits from other activities in the Netherlands.

  Gift and inheritance taxes

  Residents of the Netherlands

        Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of the notes by way of a gift by, or on the death of, a holder of such notes who is resident or deemed resident of the Netherlands at the time of the gift or his/her death. For purposes of Netherlands gift and inheritance taxes, an individual holding the Netherlands nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the ten years preceding the date of the gift or his/her death. Additionally, for purposes of Netherlands gift tax, an individual not holding the Netherlands nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the twelve months preceding the date of the gift.

  Non-residents of the Netherlands

        No Netherlands gift or inheritance taxes will arise on the transfer of notes by way of gift by, or on the death of, a holder of notes who is neither resident nor deemed to be resident in the Netherlands.

        Based on legal fictions in Netherlands tax law certain transactions undertaken during the lifetime of a holder of notes, even if such holder at the time of such a transaction was neither resident nor deemed to be resident in the Netherlands, are taxed with Netherlands inheritance tax when the holder of notes dies as a resident or deemed resident of the Netherlands. Examples of such transactions are transfers of ownership under which the holder of notes keeps the usufruct, gifts made under condition precedent and gifts made within 180 days before the death of the donor.

  Value added tax (VAT)

        No Netherlands VAT will be payable by the holders of the notes on any payment in consideration for the issue of the notes or with respect to the payment of interest or principal by the Issuer under the notes.

  Other taxes and duties

        No Netherlands registration tax, transfer tax, customs duty, stamp duty or any other similar documentary tax or duty will be payable by the holders of the notes in respect or in connection with (i) the issue of the notes, (ii) the payment of interest or principal by the Issuer under the notes or (iii) the transfer of the notes.

  EU Savings Directive

        Under the European Union Directive on the taxation of savings income (Council Directive 2003/48/EC, the "EU Savings Directive"), each Member State of the European Union is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in that other Member State; however, for a transitional period, Austria and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at a rate of 35%. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

        A number of non-EU countries, and certain dependent or associated territories of certain Member States, have agreed to adopt similar measures (either provision of information of transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a Member State. In addition, the Member States have entered into reciprocal provision of information arrangements or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident in one of those territories.

        The European Commission has published proposals for amendments to the EU Savings Directive, which, if implemented, would amend and broaden the scope of the requirements above.

Material U.S. Federal Income Tax Consequences of the Exchange

        The following discussion of the material U.S. federal income tax consequences to holders of the exchange of old notes for new notes pursuant to the exchange offer, but which does not address any other aspects of U.S. federal income tax consequences to holders of old notes or exchange notes, to the extent it constitutes discussion of law and legal conclusions and subject to the limitations and qualifications set forth herein and in Exhibit 8.1, is the opinion of Milbank, Tweed, Hadley & McCloy LLP, our U.S. federal income tax counsel.

        The exchange of old notes for new notes in this exchange offer will not constitute a taxable event for holders. Consequently, a holder will not recognize gain or loss on the exchange, the holding period of the new note will include the holding period of the old note and the adjusted basis of the new note will be the same as the adjusted basis of the old note immediately before the exchange. Persons considering the exchange of old notes for new notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

        The discussion of tax matters in this prospectus is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal, state or local tax penalties, and was written to support the promotion or marketing of the new notes. Each taxpayer should seek advice based on such person's particular circumstances from an independent tax advisor.

        The following is a summary of certain considerations associated with an investment in the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include plan assets of such plans, accounts and arrangements (each, a "Plan").

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code, such as exercising prudence in selecting investments, diversifying investments to minimize the risk of losses to the Plan, and acting in accordance with the documents and instruments governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code (each, a "Party in Interest"), unless an exemption is available. A Party in Interest who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and the transaction may have to be rescinded at significant cost to us. The U.S. Department of Labor has granted certain class exemptions including, without limitation, Prohibited Transaction Class Exemption ("PTCE") 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), and PTCE 96-23 (relating to transactions directed by an in- house professional asset manager) which, if their terms are met, may permit transactions that would otherwise be prohibited under Section 406 of ERISA or Section 4975 of the Code. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        An investment in the new notes by a Plan may result in a prohibited transaction under ERISA or the Code if AerCap Aviation or any of its affiliates were considered a Party in Interest with respect to such Plan. Although AerCap Aviation does not expect to be a Party in Interest with respect to any Plan at the time the notes are issued (other than Plans sponsored by AerCap Aviation or its affiliates for the benefit of AerCap Aviation or its affiliates' employees, which are not permitted to invest in the new notes) or provide services in the foreseeable future to Plans that would make AerCap Aviation a Party in Interest, there can be no assurance that AerCap Aviation will not become a Party in Interest with respect to one or more Plans while the notes remain outstanding. This could happen, for example, if we were acquired by an entity that is a Party in Interest to one or more Plans. Accordingly, each investor and subsequent transferee by its exchange and holding of the new notes (or any interest in a new note) will be deemed to have represented and agreed that either: (i) it is not, and will not be for so long as it holds any note (or interest in a note), a Plan, or a governmental, non-U.S., church or other plan which is subject to any federal, state, local or non-U.S. law substantially similar to Section 406 of ERISA or Section 4975 of the Code ("Similar Law") and no portion of the assets used by such purchaser or transferee to acquire and hold the new notes constitutes assets of any Plan; or (ii) its acquisition, holding and disposition of such notes will not constitute or result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, non-U.S., church or other plan, a violation of any Similar Law).

        Any Plan that is considering an investment in the new notes (or interests therein) should consult with its counsel to confirm that such investment will satisfy applicable requirements of ERISA, the Code and Similar Law, and that it can make the deemed representation set forth above. The issuance of the new notes to a Plan is in no respect a representation by us or the Initial Purchasers that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Any broker-dealer that holds old notes acquired for its own account as a result of market-making activities or other trading activities, and who receives the new notes in exchange for such old notes pursuant to the exchange offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old securities where such old securities were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the effective date of the registration statement for the exchange offer and ending on the close of business 180 days after such date or such shorter period as will terminate when all new notes held by broker-dealers exchanging old notes they acquired for their own account as a result of market-making activities or other trading activities or initial purchasers have been sold pursuant hereto (or for such shorter period during which broker-dealers are required by law to deliver this prospectus), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of new notes by brokers-dealers. New notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of the old notes directly from AerCap Aviation:

  •
  may not rely on the applicable interpretation of the position of the staff of the SEC set forth in the Exxon Capital Letters; and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        For a period of 180 days after the effective date of the registration statement for the exchange offer or such shorter period as will terminate when all new notes held by broker-dealers exchanging old notes they acquired for their own account as a result of market-making activities or other trading activities or initial purchasers have been sold pursuant hereto (or for such shorter period during which broker-dealers are required by law to deliver this prospectus), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 DUTCH LAW CONSIDERATIONS

Insolvency Under Dutch Law

        Insolvency proceedings applicable to the Issuer and the Parent Guarantor may be governed by Dutch insolvency laws. There are two insolvency regimes under Dutch law in relation to corporations. The first, suspension of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor's debts and enable the debtor to continue as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate the assets of a debtor and distribute the proceeds thereof to its creditors. In practice a suspension of payments nearly always results in the bankruptcy of the debtor.

        A request for a suspension of payments can only be filed by the debtor itself if it foresees that it will not be able to continue to pay its debts as they fall due in the future. Upon commencement of suspension of payments proceedings, the court will immediately (dadelijk) grant a provisional suspension of payments, and will appoint an administrator (bewindvoerder). A definitive suspension will generally be granted in a creditors' meeting called for that purpose, unless a qualified minority (more than one-quarter in amount of claims held by creditors represented at the creditors' meeting or one-third in number of creditors represented at such creditors' meeting) of the unsecured non-preferential creditors withholds its consent or if there is no prospect that the debtor will in the future be able to pay its debts as they fall due (in which case the debtor will generally be declared bankrupt). During a suspension of payments, unsecured and non-preferential creditors will be precluded from attempting to recover their claims existing at the moment of the commencement of the suspension of payments from the assets of the debtor. However, secured creditors and (subject to certain limitations) preferential creditors (such as tax and social security authorities and employees) are excluded from the application of the suspension. This implies that during suspension of payments proceedings secured creditors are not barred from taking recourse against the assets that secure their claims to satisfy their claims, and preferential creditors are also not barred from seeking to recover their claims. Therefore, during a suspension of payments, certain assets of the debtor may be sold in a manner that does not reflect their going concern value. Consequently, Dutch insolvency laws could preclude or inhibit a restructuring of the Issuer and Parent Guarantor. However, a competent Dutch court may order a "cooling down period" for a maximum period of two times two months during which enforcement actions by secured creditors and preferential creditors are barred, unless such creditors have obtained leave for enforcement from the court or the supervisory judge (rechter-commissaris).

        In a suspension of payments, a composition (akkoord) may be offered by the debtor to its creditors. Such a composition will be binding on all unsecured and non-preferential creditors, irrespective whether they voted in favor or against it or whether they were represented at the creditor's meeting called for the purpose of voting on the composition plan, if (i) it is approved by a simple majority of the recognized and admitted creditors present or represented at the relevant meeting, representing at least 50% of the amount of the recognized and admitted claims and (ii) it is subsequently ratified (gehomologeerd) by the court. Consequently, Dutch insolvency laws could reduce the recovery of holders of the new notes in a Dutch suspension of payments applicable to the Company or a Subsidiary Guarantor.

        Bankruptcy can be applied for either by the debtor itself or by a creditor if the debtor has ceased to pay its debts as they fall due. This is deemed to be the case if the debtor has at least two creditors (at least one of which has a claim that is due and payable). Simultaneously with the opening of the bankruptcy, a liquidator in bankruptcy (curator) will be appointed. Under Dutch bankruptcy proceedings, the assets of an insolvent debtor are generally liquidated and the proceeds distributed to the debtor's creditors in accordance with the ranking and priority of their respective claims. The general principle of Dutch bankruptcy law is the so-called paritas creditorum (principle of equal treatment) which means that the proceeds of the liquidation of the debtor's assets in bankruptcy proceedings shall be distributed to the unsecured and non-preferential creditors in proportion to the size of their claims. Certain creditors (such as secured creditors and preferential creditors) have special rights that may adversely affect the interests of holders of the new notes. For example, a Dutch bankruptcy in principle does not prohibit secured creditors from taking recourse against the encumbered assets of the bankrupt debtor to satisfy their claims. Furthermore, secured creditors in principle do not have to contribute to the liquidation costs.

        Consequently, Dutch insolvency laws could reduce the potential recovery of a holder of the new notes in Dutch bankruptcy proceedings. As a general rule, to obtain payment on unsecured non-preferential claims, such claims need to be submitted to the liquidator in bankruptcy in order to be recognized. The liquidator in bankruptcy determines whether a claim can be provisionally recognized for the purpose of the distribution of the proceeds, and at what value. The valuation of claims that do not by their terms become payable at the time of the commencement of the bankruptcy proceedings may be based on their net present value. Interest payments that fall due after the date of the bankruptcy will not be recognized. At a creditors' meeting (verificatievergadering) the liquidator in bankruptcy, the insolvent debtor and all relevant creditors may dispute the provisional recognition of claims of other creditors. Creditors whose claims or part thereof are disputed in the creditors' meeting will be referred to separate court proceedings (renvooiprocedure). This procedure could result in holders of the new notes receiving a right to recover less than the principal amount of their new notes. In addition, in a Dutch bankruptcy in practice usually no or little funds remain available for the payment of unsecured and non-preferential creditors.

        As in suspension of payments proceedings, in a bankruptcy, a composition (akkoord) may be offered to the unsecured and non-preferential creditors. Such a composition will be binding upon all unsecured and non-preferential creditors, if (i) it is approved by a simple majority of unsecured non-preferential creditors with recognized and provisionally admitted claims representing at least 50% of the total amount of the recognized and provisionally admitted unsecured non preferential claims and (ii) it is subsequently ratified (gehomologeerd) by the court.

        Secured creditors may, in a Dutch bankruptcy, enforce their rights against the assets of the debtor which are subject to their security rights, to satisfy their claims as if there were no bankruptcy. As in suspension of payments proceedings, the competent Dutch court or the supervisory judge may order a "cooling down period" for a maximum of two times two months during which enforcement actions by those creditors are barred unless they have obtained leave for enforcement from the supervisory judge. Furthermore, a liquidator in bankruptcy can force a secured creditor to foreclose its security right within a reasonable time (as determined by the liquidator in bankruptcy pursuant to Section 58(1) of the Dutch Bankruptcy Act), failing which the liquidator in bankruptcy will be entitled to sell the relevant rights or assets and distribute the proceeds to the secured party and excess proceeds of enforcement must be returned to the liquidator in bankruptcy. Such excess proceeds may not be offset against an unsecured claim of the secured creditor against the debtor. Under Dutch law, as soon as a debtor is declared bankrupt, all pending enforcements of judgments against such debtor terminate by operation of law and all attachments on the debtor's assets lapse by operation of law. Litigation against a debtor which is pending on the date on which that debtor is declared bankrupt and which concerns a claim against that debtor which must be satisfied from the proceeds of the liquidation in bankruptcy, is automatically stayed.

Enforcement of Civil Liability Judgments under Dutch Law

        We are advised that there is no enforcement treaty between the Netherlands and the United States providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a judgment rendered by any federal or state court in the United States in such matters cannot automatically be enforced in the Netherlands. An application will have to be made to the competent Dutch Court in order to obtain a judgment that can be enforced in the Netherlands. The Dutch Courts can in principle be expected to give conclusive effect to a final and enforceable judgment of such United States court in respect of the contractual obligations under the relevant document without such re-examination or re-litigation, but would require (i) proper service of process to have been given, (ii) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), and (iii) such judgment not being contrary to the public policy of the Netherlands, but the court will have discretion to attach such weight to the judgment of any federal or state court in the United States as it deems appropriate and may re-examine or re-litigate the substantive matters adjudicated upon. Furthermore, a Dutch court may reduce the amount of damages granted by a federal or state court in the United States and recognise damages only to the extent that they are necessary to compensate actual losses or damages.

        Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law. Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce in the Netherlands judgments in civil and commercial matters obtained from United States state or federal courts. However, no assurance can be given that the Dutch Courts will give such effect to a final and enforceable judgment of the relevant United States courts. In addition, it is doubtful whether a Dutch Court would accept jurisdiction and impose civil or other liability in an original action commenced in the Netherlands and predicated solely upon United States federal securities laws.

 INCORPORATION BY REFERENCE

        AerCap Aviation incorporates by reference into this prospectus the documents listed below and any future filings AerCap makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings or furnished documents on Form 6-K that specifically state therein that they are incorporated by reference into this prospectus after the date of this prospectus until the exchange offer is consummated with respect to all the new notes to which this prospectus relates or the offering is otherwise terminated.

  •
  AerCap's Annual Report on Form 20-F for the fiscal year ended December 31, 2011, filed with the SEC on March 23, 2012; and

  •
  AerCap's Reports on Form 6-K furnished to the SEC on (1) May 8, 2012, relating to the financial review and results for the interim financial period for the three-month period ended March 31, 2012 and (2) May 14, 2012, relating to certain information with respect to us that had not previously been reported to the public.

        The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed or furnished document that is incorporated by reference into this prospectus modifies or supersedes such statement.

        We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at AerCap Holdings N.V., AerCap House, Stationsplein 965, 1117 CE Schipol Airport, The Netherlands, or telephoning us at +31 20 655 9655.

LEGAL MATTERS

        Certain legal matters, including the validity of the new notes and the enforceability of the obligations of AerCap Aviation and AerCap under the new notes, will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP with respect to New York law and by NautaDutilh N.V. with respect to Dutch law. Milbank, Tweed, Hadley & McCloy LLP and NautaDutilh N.V. have represented us in the past in their respective jurisdictions and continue to represent us on a regular basis on a variety of legal matters. Milbank, Tweed, Hadley & McCloy LLP is located at 1 Chase Manhattan Plaza, New York, NY 10005. NautaDutilh N.V. is located at P.O. Box 1110, 3000 BC Rotterdam, Weena 750, 3014 DA Rotterdam, The Netherlands.

 EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F of AerCap Holdings N.V. for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AerCap Aviation Solutions B.V.
AerCap Holdings N.V.

Exchange Offer for
6.375% Senior Unsecured Notes due 2017 issued by AerCap Aviation Solutions B.V. and guaranteed by AerCap Holdings N.V.

PROSPECTUS

                        , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Insurance

        AerCap has a directors and officers liability insurance policy which, subject to policy terms and limitations, includes coverage to reimburse directors and officers of AerCap and its subsidiaries (including AerCap Aviation) for the costs of defense, settlement or payment of claims and judgments under certain circumstances.

Indemnification

        The provisions of Dutch law governing the liability of the members of AerCap's and AerCap Aviation's board of directors are mandatory in nature. Although Dutch law does not provide for any provisions with respect to the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the executive or supervisory boards is, in principle, accepted in The Netherlands.

  AerCap Holdings N.V.

        The current articles of association of AerCap provide for an indemnification of the directors and officers to the fullest extent permitted by Netherlands law. The indemnification protects the directors and officers against liabilities, expenses and amounts paid in settlement relating to claims, actions, suits or proceedings to which a director and/or officer becomes a party as a result of his or her position.

        Article 18 of the articles of association of AerCap Holdings N.V. provide that:

  INDEMNIFICATION

  Article 18

          18.1 Subject to the limitations included in this article, every person or legal entity who is, or has been, a director, proxy-holder, staff member or officer (specifically including the Chief Financial Officer and the Chief Legal Officer as from time to time designated by the Board of Directors), who is made, or threatened to be made, a party to any claim, action, suit or proceeding in which he/she or it becomes involved as a party or otherwise by virtue of his/her or its being, or having been, a director, proxy-holder, staff member or officer of the company, shall be indemnified by the company, to the fullest extent permitted under the laws of the Netherlands, concerning (A) any and all liabilities imposed on him/her or on it, including judgements, fines and penalties, (B) any and all expenses, including costs and attorneys' fees, reasonably incurred or paid by him/her or by it, and (C) any and all amounts paid in settlement by him/her or by it, in connection with any such claim, action, suit or other proceeding.

          18.2 A director, proxy-holder, staff member or officer shall, however, have no right to be indemnified against any liability in any matter if it shall have been finally determined that such liability resulted from the intent, wilful recklessness or serious culpability of such person or legal entity.

          18.3 Furthermore, a director, proxy-holder, staff member or officer shall have no right to be indemnified against any liability in any matter if it shall have been finally determined that such person or legal entity did not act in good faith and in the reasonable belief that his or its action was in the best interest of the company.

          18.4 In the event of a settlement, a director, proxy-holder, staff member or officer shall not lose his/her or its right to be indemnified unless there has been a determination that such person or legal entity engaged in intent, wilful recklessness or serious culpability in the conduct of his or its office or did not act in good faith and in the reasonable belief that his/her or its action was in the best interest of the company:

    (i)
    by the court or other body approving settlement; or
    (ii)
    by a resolution duly adopted by the general meeting of shareholders; or
    (iii)
    by written opinion of independent counsel to be appointed by the Board of Directors.

          18.5 The right to indemnification herein provided (i) may be insured against by policies maintained by the company, (ii) shall be severable, (iii) shall not affect any other rights to which any director, proxy-holder, staff member or officer may now or hereafter be entitled, (iv) shall continue as to a person or legal entity who has ceased to be a director, proxy-holder, staff member or officer, and (v) shall also inure to the benefit of the heirs, executors, administrators or successors of such person or legal entity.

          18.6 Nothing included herein shall affect any right to indemnification to which persons or legal entities other than a director, proxy-holder, staff member or officer may be entitled by contract or otherwise.

          18.7 Subject to such procedures as may be determined by the Board of Directors, expenses in connection with the preparation and presentation of a defence to any claim, action, suit or proceeding of the character described in this article 18 may be advanced to the director, proxy-holder, staff member or officer by the company prior to final disposition thereof upon receipt of an undertaking by or on behalf of such director, proxy-holder, staff member or officer to repay such amount if it is ultimately determined that he or it is not entitled to indemnification under this article 18.

        The indemnification provided above is not exclusive of any rights to which any of the directors or officers of AerCap Holdings N.V. may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances in which a director or officer may be required to bear the economic burdens of the foregoing liabilities and expenses.

  AerCap Aviation Solutions B.V.

        The current articles of association of AerCap Aviation do not provide for an indemnification of members of its board of directors and/or representatives ("procuratiehouders").

        However, AerCap Aviation has the option to include an indemnity to the members of the AerCap Aviation board of directors and/or representatives in specific contracts between AerCap Aviation and individual managing directors and/or representatives.

Item 21.    Exhibits and Financial Statement Schedules

        The following is a list of exhibits to this registration statement:

Exhibit Number	Description of Exhibit
3.1	Articles of Association of AerCap Holdings N.V.(1)
3.2	Deed of Incorporation of AerCap Aviation Solutions B.V. (Articles of Association of AerCap Aviation Solutions B.V. included therein)(11)
3.3	Rules for the Board of Directors, including its Committees, of AerCap Holdings N.V.(11)
4.1
Indenture related to the 6.375% Senior Unsecured Notes due 2017, dated as of May 22, 2012, among AerCap Aviation Solutions B.V., AerCap Holdings N.V. and Wilmington Trust, National Association, as trustee (including form of 6.375% Senior Unsecured Note due 2027)(11)

Exhibit Number	Description of Exhibit
4.2	First Supplemental Indenture related to the 6.375% Senior Unsecured Notes due 2017, dated as of June 15, 2012, among AerCap Aviation Solutions B.V., AerCap Holdings N.V. and Wilmington Trust, National Association, as trustee(11)
4.3	Exchange and Registration Rights Agreement, dated as of May 22, 2012, among AerCap Aviation Solutions B.V., AerCap Holdings N.V. and Citigroup Global Markets Inc.(11)
4.4	Form of 6.375% Senior Unsecured Note due 2017 (included in Exhibit 4.1)(11)
4.5	Subscription Agreement dated October 25, 2010 between AerCap Holdings N.V., Waha AC Cooperatief U.A. and Waha Capital PJSC(9)
4.6	Registration Rights Agreement dated October 25, 2010 between AerCap Holdings NV and Waha AC Cooperatief U.A.(9)
5.1	Opinion of Milbank, Tweed, Hadley and McCloy LLP with respect to the new notes(11)
5.2	Opinion of NautaDutilh N.V. with respect to the new notes
8.1	Opinion of Milbank, Tweed, Hadley and McCloy LLP with respect to certain U.S. tax matters(11)
8.2	Opinion of NautaDutilh N.V. with respect to certain Dutch tax matters (included in Exhibit 5.2)
10.1	Aircraft Purchase Agreement, dated December 30, 2005, between Airbus S.A.S. and AerVenture Limited(1)(4)
10.2
Facility Agreement, dated April 23, 2003, among the Banks and Financial Institutions named therein as ECA Lenders, the Banks and Financial Institutions named therein as Mismatch Lenders, Credit Lyonnais, Kreditanstalt Für Wiederaufbau, Sunrise Leasing Limited, Sundance Leasing Limited, Sunray Leasing Limited, Sunshine Leasing Limited, Sunglow Leasing Limited, Sunflower Aircraft Leasing Limited, Debis Aircraft Leasing XXX B.V. and Debis AirFinance B.V.(1)
10.3
Sale and Purchase Agreement regarding the acquisition of all shares in and certain loans and facilities granted to debis AirFinance B.V. by and between DaimlerChrysler Services AG, DaimlerChrysler Aerospace AG, DaimlerChrysler AG, Bayerische Hypo- und Vereinsbank AG, HVB Banque Luxembourg SA, Bayerische Landesbank, BLB Beteiligungsgesellschaft Beta mbH, Dresdner Bank AG, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, DZ Beteiligungsgesellschaft mbH Nr. 6, KfW and FERN S.a r.l. as amended by the Amendment Agreement dated June 29, 2005 by and between the DaimlerChrysler Services AG, DaimlerChrysler Aerospace AG, DaimlerChrysler AG, Bayerische Hypo- und Vereinsbank AG, HVB Banque Luxembourg SA, Bayerische Landesbank, BLB Beteiligungsgesellschaft Beta mbH, Dresdner Bank AG, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, DZ Beteiligungsgesellschaft mbH Nr. 6, KfW, FERN S.a r.l., FERN GP S.a r.l. and AerCap Holdings C.V.(1)
10.4	AerCap Holdings N.V. 2006 Equity Incentive Plan (including form of Stock Option Agreement)(1)
10.5	Aircraft Purchase Agreement, dated December 11, 2006, between Airbus S.A.S. and AerCap Ireland Limited(2)(6)

Exhibit Number	Description of Exhibit
10.6	Amended and Restated Trust Indenture, dated as of May 8, 2007, among Aircraft Lease Securitisation Limited, Deutsche Bank Trust Company Americas, as trustee, cash manager and Operating Bank and Crédit Agricole, as initial primary liquidity facility provider, and MBIA Insurance Corporation, as the policy provider(3)
10.7	Amendment No. 1 dated May 11, 2007 to Aircraft Purchase Agreement, dated December 11, 2006, between Airbus S.A.S. and AerCap Ireland Limited(3)(6)
10.8
Trust Indenture, dated as of June 26, 2008, among Aircraft Lease Securitisation II Limited, Deutsche Bank Trust Company Americas, as the Cash Manager, Operating Bank and Trustee, Crédit Agricole, as the Initial Primary Liquidity Facility Provider, and Crédit Agricole as the Class A-1 Funding Agent(5)
10.9
Facility Agreement, dated as of December 30, 2008 among the Banks and Financial Institutions named therein as ECA Lenders, Crédit Agricole as National Agent, ECA Agent and Security Trustee, Jetstream Aircraft Leasing Limited as Principal Borrower, AerCap Ireland Limited and AerCap A330 Holdings Limited as Principal AerCap Obligors, and AerCap Holdings, N.V.(8)
10.10
Facility Agreement, dated as of March 12, 2009 among the Banks and Financial Institutions named therein as ECA Lenders, Crédit Agricole as ECA Agent and Security Trustee, Constellation Aircraft Leasing Limited as Principal Borrower, Andromeda Aircraft Leasing Limited and Aquarius Aircraft Leasing Limited as Lessees, AerVenture Limited and AerCap Holdings, N.V.(8)
10.11	Agreement and Plan of Amalgamation, dated as of September 17, 2009, among AerCap Holdings N.V., Genesis Lease Limited and AerCap International Bermuda Limited(7)
12.1	Statement Regarding Computation of Ratios(11)
21.1	List of Subsidiaries of AerCap Holdings N.V.(10)
23.1	Consent of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm
23.2	Consent of Milbank, Tweed, Hadley and McCloy LLP (included in Exhibit 5.1)(11)
23.3	Consent of NautaDutilh N.V. (included in Exhibit 5.2)
24.1	Powers of Attorney Keith A. Helming, Wouter den Dikken and Najim Chellioui (included in the Registration Statement filed on June 15, 2012 under "Signatures")
24.2	Powers of Attorney for AerCap Holdings N.V. and each of the directors of AerCap Holdings N.V.(11)
25.1	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, as trustee under the Indenture for the 6.375% Senior Unsecured Notes due 2017(11)
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Registered Holders
99.4	Form of the Letter to The Depository Trust Company Participants
99.5	Form of Letter to Clients
99.6	Form of Instruction to Registered Holder from Beneficial Owner

Exhibit Number	Description of Exhibit
99.7	Form of Exchange Agent Agreement between AerCap Aviation Solutions B.V. and Wilmington Trust, National Association

(1)
Previously filed with Registration Statement on Form F-1, File No. 333-138381.

(2)
Previously filed with Form 20-F for the year ended December 31, 2006.

(3)
Previously filed with Registration Statement on Form F-1, File No. 333-144468.

(4)
Previously filed with Form 20-F for the year ended December 31, 2007.

(5)
Previously filed with Form 6-K on September 11, 2008.

(6)
Portions of this exhibit have been omitted pursuant to an Order of the Securities and Exchange Commission granting confidential treatment with respect thereto.

(7)
Previously filed with Form 6-K on September 18, 2009.

(8)
Previously filed with Form 20-F for the year ended December 31, 2008.

(9)
Previously filed with Form 20-F for the year ended December 31, 2010.

(10)
Previously filed with Form 20-F for the year ended December 31, 2011.

(11)
Previously filed with Registration Statement on Form F-4, File Nos. 333-182169 and 333-182169-01.

Item 22.    Undertakings

        The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

          (5)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (6)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

          (7)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (9)   The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (10) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 20, 2012.

AERCAP AVIATION SOLUTIONS B.V.
By:	/s/ KEITH A. HELMING
	Name:	Keith A. Helming
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH A. HELMING Keith A. Helming	Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Managing Board Member	July 20, 2012
/s/ GORDON JAMES CHASE Gordon James Chase	Chief Legal Officer and Managing Board Member	July 20, 2012
/s/ DONALD PUGLISI Donald Puglisi	Authorized Representative in the United States	July 20, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 20, 2012.

AERCAP HOLDINGS N.V.
By:	/s/ AENGUS KELLY
	Name:	Aengus Kelly
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Pieter Korteweg	Non-Executive Chairman of the Board of Directors	July 20, 2012
/s/ AENGUS KELLY Aengus Kelly	Director and Chief Executive Officer	July 20, 2012
* Salem Rashed Abdulla Ali Al Noaimi	Non-Executive Director	July 20, 2012
* James N. Chapman	Non-Executive Director	July 20, 2012
* Paul T. Dacier	Non-Executive Director	July 20, 2012
* Michael Gradon	Non-Executive Director	July 20, 2012
* Marius J.L. Jonkhart	Non-Executive Director	July 20, 2012
* Keith A. Helming	Chief Financial Officer	July 20, 2012

Signature	Title	Date

* Wouter den Dikken	Chief Operating Officer & Chief Legal Officer	July 20, 2012
* Najim Chellioui	Chief Accounting Officer	July 20, 2012
* Homaid Abdulla Al Shemmari	Non-Executive Director	July 20, 2012
* Gerald P. Strong	Non-Executive Director	July 20, 2012
* Robert G. Warden	Non-Executive Director	July 20, 2012
/s/ DONALD PUGLISI Donald Puglisi	Authorized Representative in the United States	July 20, 2012

*By:	/s/ AENGUS KELLY Aengus Kelly Attorney-in fact

EXHIBIT LIST

Exhibit Number	Description of Exhibit
3.1	Articles of Association of AerCap Holdings N.V.(1)
3.2	Deed of Incorporation of AerCap Aviation Solutions B.V. (Articles of Association of AerCap Aviation Solutions B.V. included therein)(11)
3.3	Rules for the Board of Directors, including its Committees, of AerCap Holdings N.V.(11)
4.1
Indenture related to the 6.375% Senior Unsecured Notes due 2017, dated as of May 22, 2012, among AerCap Aviation Solutions B.V., AerCap Holdings N.V. and Wilmington Trust, National Association, as trustee (including form of 6.375% Senior Unsecured Note due 2027)(11)
4.2
First Supplemental Indenture related to the 6.375% Senior Unsecured Notes due 2017, dated as of June 15, 2012, among AerCap Aviation Solutions B.V., AerCap Holdings N.V. and Wilmington Trust, National Association, as trustee(11)
4.3	Exchange and Registration Rights Agreement, dated as of May 22, 2012, among AerCap Aviation Solutions B.V., AerCap Holdings N.V. and Citigroup Global Markets Inc.(11)
4.4	Form of 6.375% Senior Unsecured Note due 2017 (included in Exhibit 4.1)(11)
4.5	Subscription Agreement dated October 25, 2010 between AerCap Holdings N.V., Waha AC Cooperatief U.A. and Waha Capital PJSC(9)
4.6	Registration Rights Agreement dated October 25, 2010 between AerCap Holdings NV and Waha AC Cooperatief U.A.(9)
5.1	Opinion of Milbank, Tweed, Hadley and McCloy LLP with respect to the new notes(11)
5.2	Opinion of NautaDutilh N.V. with respect to the new notes
8.1	Opinion of Milbank, Tweed, Hadley and McCloy LLP with respect to certain U.S. tax matters(11)
8.2	Opinion of NautaDutilh N.V. with respect to certain Dutch tax matters (included in Exhibit 5.2)
10.1	Aircraft Purchase Agreement, dated December 30, 2005, between Airbus S.A.S. and AerVenture Limited(1)(4)
10.2
Facility Agreement, dated April 23, 2003, among the Banks and Financial Institutions named therein as ECA Lenders, the Banks and Financial Institutions named therein as Mismatch Lenders, Credit Lyonnais, Kreditanstalt Für Wiederaufbau, Sunrise Leasing Limited, Sundance Leasing Limited, Sunray Leasing Limited, Sunshine Leasing Limited, Sunglow Leasing Limited, Sunflower Aircraft Leasing Limited, Debis Aircraft Leasing XXX B.V. and Debis AirFinance B.V.(1)

Exhibit Number	Description of Exhibit
10.3	Sale and Purchase Agreement regarding the acquisition of all shares in and certain loans and facilities granted to debis AirFinance B.V. by and between DaimlerChrysler Services AG, DaimlerChrysler Aerospace AG, DaimlerChrysler AG, Bayerische Hypo- und Vereinsbank AG, HVB Banque Luxembourg SA, Bayerische Landesbank, BLB Beteiligungsgesellschaft Beta mbH, Dresdner Bank AG, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, DZ Beteiligungsgesellschaft mbH Nr. 6, KfW and FERN S.a r.l. as amended by the Amendment Agreement dated June 29, 2005 by and between the DaimlerChrysler Services AG, DaimlerChrysler Aerospace AG, DaimlerChrysler AG, Bayerische Hypo- und Vereinsbank AG, HVB Banque Luxembourg SA, Bayerische Landesbank, BLB Beteiligungsgesellschaft Beta mbH, Dresdner Bank AG, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, DZ Beteiligungsgesellschaft mbH Nr. 6, KfW, FERN S.a r.l., FERN GP S.a r.l. and AerCap Holdings C.V.(1)
10.4	AerCap Holdings N.V. 2006 Equity Incentive Plan (including form of Stock Option Agreement)(1)
10.5	Aircraft Purchase Agreement, dated December 11, 2006, between Airbus S.A.S. and AerCap Ireland Limited(2)(6)
10.6
Amended and Restated Trust Indenture, dated as of May 8, 2007, among Aircraft Lease Securitisation Limited, Deutsche Bank Trust Company Americas, as trustee, cash manager and Operating Bank and Crédit Agricole, as initial primary liquidity facility provider, and MBIA Insurance Corporation, as the policy provider(3)
10.7	Amendment No. 1 dated May 11, 2007 to Aircraft Purchase Agreement, dated December 11, 2006, between Airbus S.A.S. and AerCap Ireland Limited(3)(6)
10.8
Trust Indenture, dated as of June 26, 2008, among Aircraft Lease Securitisation II Limited, Deutsche Bank Trust Company Americas, as the Cash Manager, Operating Bank and Trustee, Crédit Agricole, as the Initial Primary Liquidity Facility Provider, and Crédit Agricole as the Class A-1 Funding Agent(5)
10.9
Facility Agreement, dated as of December 30, 2008 among the Banks and Financial Institutions named therein as ECA Lenders, Crédit Agricole as National Agent, ECA Agent and Security Trustee, Jetstream Aircraft Leasing Limited as Principal Borrower, AerCap Ireland Limited and AerCap A330 Holdings Limited as Principal AerCap Obligors, and AerCap Holdings, N.V.(8)
10.10
Facility Agreement, dated as of March 12, 2009 among the Banks and Financial Institutions named therein as ECA Lenders, Crédit Agricole as ECA Agent and Security Trustee, Constellation Aircraft Leasing Limited as Principal Borrower, Andromeda Aircraft Leasing Limited and Aquarius Aircraft Leasing Limited as Lessees, AerVenture Limited and AerCap Holdings, N.V.(8)
10.11	Agreement and Plan of Amalgamation, dated as of September 17, 2009, among AerCap Holdings N.V., Genesis Lease Limited and AerCap International Bermuda Limited(7)
12.1	Statement Regarding Computation of Ratios(11)
21.1	List of Subsidiaries of AerCap Holdings N.V.(10)
23.1	Consent of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm
23.2	Consent of Milbank, Tweed, Hadley and McCloy LLP (included in Exhibit 5.1)(11)

Exhibit Number	Description of Exhibit
23.3	Consent of NautaDutilh N.V. (included in Exhibit 5.2)
24.1	Powers of Attorney Keith A. Helming, Wouter den Dikken and Najim Chellioui (included in the Registration Statement filed on June 15, 2012 under "Signatures")
24.2	Powers of Attorney for AerCap Holdings N.V. and each of the directors of AerCap Holdings N.V.(11)
25.1	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, as trustee under the Indenture for the 6.375% Senior Unsecured Notes due 2017(11)
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Registered Holders
99.4	Form of the Letter to The Depository Trust Company Participants
99.5	Form of Letter to Clients
99.6	Form of Instruction to Registered Holder from Beneficial Owner
99.7	Form of Exchange Agent Agreement between AerCap Aviation Solutions B.V. and Wilmington Trust, National Association

(1)
Previously filed with Registration Statement on Form F-1, File No. 333-138381.

(2)
Previously filed with Form 20-F for the year ended December 31, 2006.

(3)
Previously filed with Registration Statement on Form F-1, File No. 333-144468.

(4)
Previously filed with Form 20-F for the year ended December 31, 2007.

(5)
Previously filed with Form 6-K on September 11, 2008.

(6)
Portions of this exhibit have been omitted pursuant to an Order of the Securities and Exchange Commission granting confidential treatment with respect thereto.

(7)
Previously filed with Form 6-K on September 18, 2009.

(8)
Previously filed with Form 20-F for the year ended December 31, 2008.

(9)
Previously filed with Form 20-F for the year ended December 31, 2010.

(10)
Previously filed with Form 20-F for the year ended December 31, 2011.

(11)
Previously filed with Registration Statement on Form F-4, File Nos. 333-182169 and 333-182169-01.